EXPLORATION AGREEMENT
WITH OPTION TO LEASE

by and between

UNIVERSITY OF ALASKA

and

TALON GOLD ALASKA, INC.

Effective as of January 1, 2007

TABLE OF CONTENTS

University of Alaska

EXPLORATION AGREEMENT WITH OPTION TO LEASE

THIS EXPLORATION AGREEMENT WITH OPTION TO LEASE ("Agreement"), made and entered into effective as of January 1, 2007, by and between the **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska, whose address is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("Optionor"), and **TALON GOLD ALASKA, INC.**, an Alaska corporation whose address is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado, U.S.A. 80129 ("Optionee").

WITNESSETH

WHEREAS, Optionor is the owner of certain Lands (as defined in Paragraph 1 below) situated in the Fairbanks Recording District, State of Alaska; and

WHEREAS, Optionor desires to grant to Optionee, in accordance with the provisions of this Agreement, both the right to conduct certain mineral exploration activities on the Lands and the option to lease the Lands from Optionor; and

WHEREAS, Optionee desires to receive from Optionor, in accordance with the provisions of this Agreement, grants of both the right to conduct certain mineral exploration activities on the Lands and the option to lease the Lands from Optionor,

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Optionor and Optionee hereby agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

A. **"Affiliate"** means a person, partnership, joint venture, limited liability company, corporation, or other entity which (1) can control or be controlled by a party hereto or such party's successors or assigns or (2) is under the common control, with a party hereto or such party's successors or assigns, of a third person or other entity. When used as a verb herein, **"control"** means **(a)** with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests, (ii) the right to appoint managers, directors or corporate management, (iii) contract,

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(iv) operating agreement, (v) voting trust, or otherwise, and (b) with respect to an individual, the actual or legal ability to control the actions of another, through family relationship, agency, contract, or otherwise; when used as a noun herein, **"control"** means an interest which gives the holder the ability to exercise any of the foregoing powers.

B. **"Area of Interest"** means all lands within the area depicted on Part 2 of Attachment A attached hereto.

C. **"Closure Obligations"** means any and all obligations of Optionee incurred with respect to the Lands under, pursuant to, or by virtue of any Environmental Law, any approved Plan of Operations, or any agreement, approval, authorization, license, order, permit, stipulation, or other document respecting (1) the dismantlement and removal from the Lands of buildings, improvements, fixtures, equipment, machinery, and other personal property belonging to Optionee, (2) reclamation of the Lands, (3) remediation of any contamination of the Lands resulting from operations of Optionee, or (4) monitoring of any of the Lands (including but not limited to the monitoring of air quality on the Lands or the monitoring of water quality on, in, or under the Lands).

D. **"Environmental Law"** means any and all applicable federal, state, or local laws, statutes, ordinances, rules, regulations, permits, approvals, authorizations, variances, codes, standards, guidelines, decisions, decrees, rulings, orders, notices, binding agreements, or other requirements of any Governmental Authority relating to or imposing liability or standards of conduct concerning any Hazardous Material or the manufacture, management, transportation, storage, use, disposal, release, or threatened release of any Hazardous Material; preservation, protection, or remediation of the environment; preservation, protection, reclamation, or restoration of fauna, flora, or other natural resources; health; safety; industrial hygiene; or the environmental conditions on, under, or about the Lands. "Environmental Law" includes but is not limited to the Clean Water Act (also known as the Federal Water Pollution Control Act), 33 U.S.C. § 1251 *et seq.*, the Clean Air Act, 42 U.S.C. § 7401 *et seq.*, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 *et seq.*, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. § 9601 *et seq.*, the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613, the Emergency Planning and Community Right To Know Act, 42 U.S.C. § 11001 *et seq.*, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 *et seq.*, the Occupational Safety and

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Health Act, 29 U.S.C. §§ 656 and 657, AS 27.19, AS 46, and rules, regulations, codes, standards, or guidelines promulgated pursuant to such laws, as such laws, statutes, ordinances, rules, regulations, codes, standards, and guidelines are amended from time to time.

E. **"Governmental Authority"** means any federal, state, local, or other government or governmental entity, department, agency, authority, board, bureau, commission, office, officer, or instrumentality, or any court, in each case whether now or hereafter in existence.

F. **"Hazardous Material"** means any substance, product, waste, or other material which now or hereafter is listed, regulated, or addressed as being an explosive, flammable, hazardous, polluting, radioactive, toxic, or similarly harmful substance, product, waste, or other material under any Environmental Law, including but not limited to (1) any substance included within the definition of "hazardous waste" pursuant to Section 1004 of RCRA; (2) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; (3) any substance included in the definition of "hazardous waste" pursuant to AS 46.03.900; (4) any substance included in the definition of "hazardous substance" pursuant to AS 46.03.826; (5) asbestos or any asbestos-containing material; (6) polychlorinated biphenyls; and (7) petroleum, petroleum products, and petroleum distillates.

G. **"Lands"** means, as of the effective date of this Agreement, the real property described in Part 1 of Attachment A attached hereto, any and all rights and privileges appurtenant to said real property (including but not limited to access rights and water rights), and any and all improvements situated thereon.

H. **"Minerals"** means gold, silver, platinum, copper, lead, zinc, tin, and all other elements, minerals, mineral substances, mineral products, mineral by-products, and mineral materials that were acquirable by location under the federal mining laws on January 3, 1959, and thus also are acquirable under the State of Alaska mining laws (AS 38.05.185 *et seq.*).

I. **"Option Year"** means a calendar year.

J. **"Plan of Operations"** means a plan prepared by or for Optionee that (1) describes all operations (including but not limited to reclamation operations) that Optionee desires to conduct within the Area of Interest during the period of

time described in said Plan of Operations, (2) meets the requirements of AS 27.19, 11 AAC 97, 11 AAC 86.800 (Oct. 2003), as amended from time to time, as if all mineral interests held by Optionee within the Area of Interest comprised state mining locations under AS 38.05.185 et seq., and (3) is submitted to and, as to operations proposed to be conducted on the Lands during the period of time covered by said Plan of Operations, approved by Optionor prior to the commencement of any of the operations described therein.

K. **"Work Expenditures"** means those costs and expenses described in Attachment D attached hereto.

2. **GRANT OF EXPLORATION RIGHTS AND OPTION TO LEASE**

A. **Grant of Exploration Rights.** Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in this Agreement, Optionor hereby grants to Optionee, its successors and assigns, the following rights, to have and to hold for the term set forth in Paragraph 3 below:

(1) the nonexclusive right to use the surface of the Lands in furtherance of activities undertaken pursuant to this Agreement;

(2) the sole and exclusive right to explore for Minerals on, in, or under the Lands by conducting geological, geochemical, and geophysical activities on the surface of the Lands and by taking, removing, and analyzing rock, soil, vegetation, and water samples (*excluding "bulk samples"* but including samples obtained from exploration trenches excavated on the surface of the Lands or obtained by conducting reverse circulation drilling or core drilling from locations on the surface of the Lands or adjoining lands), *but not by excavating shafts, declines, or adits into the Lands or by conducting drilling from underground locations beneath the surface of the Lands or any adjoining lands*;

(3) the right to satisfy the Closure Obligations on the Lands in conformance with the provisions of this Agreement and all applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of any Governmental Authority.

B. **Grant of Option To Lease.** Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in this Agreement,

Optionor hereby grants to Optionee, its successors and assigns, the sole, exclusive, and irrevocable option exercisable as provided in Paragraph 4 below at any time while this Agreement is in effect to lease the Lands on the terms set forth in the form of a mining lease attached hereto as Attachment C.

C. **Reservation.** Optionor hereby expressly reserves unto itself, its successors and assigns all estates, minerals, rights, and interests in and to the Lands that are not expressly granted by this Agreement, together with the rights exercisable by itself, its successors or assigns, or its or their agents in furtherance of its or their enjoyment of any or all such reserved estates, minerals, rights, and interests to enter upon the Lands or any part or parts thereof, to conduct such activities or operations thereon, to occupy so much thereof, and to place such improvements thereon, at any and all times, but only to the extent that the exercise of such rights does not interfere unreasonably with the exercise by Optionee of the rights granted to it by this Agreement. Optionor agrees that to the extent any activities or operations being engaged in or authorized by it pursuant to this Paragraph 2.C do unreasonably interfere with Optionee's exercise of the rights granted to it under this Agreement, Optionor shall suspend or terminate the same, or arrange for the suspension or termination of the same, not later than **FIFTEEN (15) DAYS** after receipt of a written request for such suspension or termination from Optionee.

3. <u>TERM OF AGREEMENT</u>

Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement shall remain in full force and effect until 11:59 p.m. Alaska Standard Time on **DECEMBER 31, 2011**; provided, however, that if Optionee exercises (in the manner described in Paragraph 7.A below) the option granted pursuant to Paragraph 2.B above at any time during the term of this Agreement, then this Agreement shall continue in effect until such time as the parties have satisfied their obligations under Paragraph 7.B below.

4. MAINTENANCE OF TITLE

A. **Real Property Taxes.** During the term of this Agreement, Optionee shall pay any and all real property taxes and assessments levied upon its interests in the Lands or its improvements or activities thereon by the State of Alaska, any municipality, or any other governmental entity. Optionee shall cause said taxes and assessments to be paid prior to the delinquency date. All such taxes and assessments paid by Optionee shall count as Work Expenditures. If Optionee fails to pay any such taxes or assessments, Optionor shall have the right, at its option, to pay the same for Optionee's account, whereupon Optionee shall become obligated to reimburse

Optionor the amount so paid within **FIVE (5) DAYS** after receipt of demand therefore from Optionor. Optionee shall be responsible for reimbursing Optionor for any income taxes or other taxes imposed upon Optionor by reason of receipt of any payments hereunder, or for any special assessment for local improvements or benefits which is attributable to Optionee's operations under this Agreement. In addition, Optionee shall have the right to contest in the courts or otherwise the validity or amount of any taxes or assessments payable by it hereunder if Optionee deems the same to be unlawful, unjust, unequal, or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment, or equalization before Optionee shall be required to pay the same, so long as no interest in the Lands is made subject to possible loss for failure to pay any taxes or assessments during the pendency of any such contest or other proceeding.

B. Mechanic's and Materialmen's Liens.

(1) **Optionee's Responsibilities.** Optionee **(a)** shall be solely responsible for paying for all labor performed upon or materials furnished to the Lands at the request of Optionee, **(b)** shall keep the Lands free and clear of any and all mechanic's, mining, labor, or materialmen's liens arising out of or resulting from its operations on or off the Lands, including but not limited to the performance of labor upon or the furnishing of materials to the Lands at the request of Optionee, except those liens arising by operation of law for which payment is not yet due, and **(c)** shall post and record notices of nonresponsibility for the benefit of Optionor pursuant to AS 34.35.065 and AS 34.35.150 and any other similar applicable laws.

(2) **Optionor's Responsibilities.** Optionor **(a)** shall be solely responsible for paying for all labor performed upon or materials furnished to the Lands at the request of Optionor, and **(b)** shall keep the Lands free and clear of any and all mechanic's, mining, labor, or materialmen's liens arising out of or resulting from its operations on or off the Lands, including but not limited to the performance of labor upon or the furnishing of materials to the Lands at the request of Optionor, except those liens arising by operation of law for which payment is not yet due.

(3) **Right To Contest Validity.** Either party may contest the validity of any such lien that may be filed.

5. MINIMUM WORK COMMITMENT

In order to keep this Agreement in full force and effect, Optionee must incur the following Work Expenditures during the following Option Years:

Option Year	Amount for Option Year	Cumulative Amount
1st (ending 12/31/2007)	$ 25,000	$ 25,000
2nd (ending 12/31/2008)	$ 50,000	$ 75,000
3rd (ending 12/31/2009)	$ 75,000	$150,000
4th (ending 12/31/2010)	$125,000	$275,000
5th (ending 12/31/2011)	$125,000	$400,000

The obligation to incur Work Expenditures for any particular Option Year as described in this Paragraph 5 shall accrue on the first day of said Option Year. If Optionee incurs Work Expenditures in excess of the amount required for any Option Year, the excess shall be carried forward and applied against future Work Expenditure obligations arising under this Paragraph 5; provided, however, that—notwithstanding the amount of excess Work Expenditures carried forward from prior Option Years—Optionee must incur *during* each Option Year at least **TWENTY (20%) PERCENT** of the amount of Work Expenditures required for that Option Year. Within **THIRTY (30) DAYS** after the end of each Option Year, Optionee shall deliver an itemized report to Optionor detailing the amount of Work Expenditures incurred by Optionee hereunder during said Option Year. If Optionee fails to incur Work Expenditures in a timely manner in the amount required for any Option Year, Optionee may deliver to Optionor, simultaneously with the itemized report which establishes that Optionee so failed or within **FIFTEEN (15) DAYS** after it is later established that Optionee so failed, a payment equal to the difference between the amount of Work Expenditures required to have been incurred and the amount of Work Expenditures actually incurred. If such payment is timely made, Optionee shall be deemed to have satisfied the particular Work Expenditure obligation for which such payment was made and this Agreement shall continue in full force and effect; if such payment is not timely made, this Agreement shall terminate effective the day after such payment was due, and upon such termination the parties hereto shall be relieved of all further rights, obligations, and liabilities under this Agreement, except for rights, obligations, and liabilities incurred or accrued prior to the effective date of termination, and Survival Rights referenced in Paragraph 27 herein.

Optionor (initialed) Optionee (initialed)

6. **OPTION PAYMENTS**

In order to keep this Agreement in full force and effect, Optionee must pay to Optionor, on or before each due date set forth below, a non-refundable option payment equal to the corresponding amount set forth below:

Due Date	Amount
Upon execution of this Agreement	$15,000
January 1, 2008	$17,500
January 1, 2009	$25,000
January 1, 2010	$30,000
January 1, 2011	$30,000

The obligation to make any option payment for any particular Option Year as described in this Paragraph 6 shall accrue on the first day of said Option Year. Failure to make any particular option payment in a timely and otherwise proper manner as described in this Paragraph 6 shall constitute a material breach of this Agreement and thus shall be grounds for termination of this Agreement by Optionor pursuant to Paragraph 18 below.

7. **EXERCISE OF OPTION TO LEASE**

A. **Exercise of Option.** Optionee may exercise the option granted pursuant to Paragraph 2.B above at any time during the term of this Agreement by delivering written notice to that effect to Optionor.

B. **Execution of Mining Lease.** If Optionee timely and otherwise properly exercises the option granted pursuant to Paragraph 2.B above, then Optionor and Optionee shall become obligated to execute and acknowledge, within **TEN (10) DAYS** after the date of delivery to Optionor of the notice of exercise delivered pursuant to Paragraph 7.A above, a mining lease in the form of Attachment C attached hereto, leasing the Lands to Optionee. Said mining lease shall be effective as of the date of delivery to Optionor of the notice of exercise delivered pursuant to Paragraph 7.A above.

8. **AREA OF INTEREST ROYALTY**

If Optionee or any Affiliate of Optionee now owns or hereafter acquires during the term of this Agreement any interest in any locations made by Optionee or any Affiliate of Optionee under the federal or state mining laws within the Area of Interest, Optionee (a) shall deliver to Optionor notice of such ownership or acquisition (as the case may be)

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within **FIFTEEN (15) DAYS** after either the execution hereof or such later acquisition (as the case may be) and (b) shall execute, acknowledge, and deliver to Optionor within **NINETY (90) DAYS** after the execution hereof or such later acquisition (as the case may be) a conveyance (in the form attached hereto as Attachment F) of an overriding royalty interest in and to such owned or acquired property (unless Optionor notifies Optionee within **SIXTY (60) DAYS** after receipt of notice of such ownership or acquisition from Optionee that Optionor does not want to receive such a conveyance). (The provisions of this Paragraph 8 shall not apply to any interest now owned or hereafter acquired by Optionee or any Affiliate of Optionee in any locations made by any other person under the federal or state mining laws.)

Optionee shall cause its Affiliates to comply with the provisions of this Paragraph 8.

9. REPRESENTATIONS AND WARRANTIES

A. **Representations, Warranties of Optionor.** Optionor represents and warrants that it has the full right, power, and authority to enter into and perform this Agreement. Optionor makes no representations or warranties respecting its title to the Lands, the existence of any Minerals on any of the Lands, the existence of legal or practical access to the Lands, or the fitness of the Lands for any particular purpose.

B. **Representations and Warranties of Optionee.** Optionee hereby represents and warrants that it is an Alaska corporation in good standing, is qualified to do business and is in good standing in the State of Alaska, and has the full right, power, and authority to enter into and perform this Agreement. Optionee further represents and warrants as follows:

(1) **Corporate Actions; No Conflicts.** All requisite corporate action on its part, and on the part of its officers, directors, and shareholders, necessary for the execution, delivery, and performance of this Agreement and all other agreements or instruments contemplated hereby, have been taken. The execution, delivery, and performance of this Agreement will not violate any provision of Optionee's articles of incorporation or bylaws or any provision of any indenture, agreement, or other instrument to which it is a party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement, or other instrument.

(2) **Brokers.** It has not utilized the services of a broker or a finder in the negotiation and/or execution of this Agreement, and it has not incurred any

obligation to pay a broker's commission or finder's fee upon the execution and consummation of this Agreement.

(3) **Consent**. No governmental or third party consents or approvals are required in connection with its execution and delivery of this Agreement or any other agreement or instrument contemplated hereby.

10. TITLE DEFECTS

In the event that Optionee concludes at any time after the execution of this Agreement that title to the Lands or any part thereof is defective in any respect, Optionee may take any and all actions reasonably appropriate to cure any such defect. All reasonable costs and expenses incurred by Optionee in so doing shall constitute Work Expenditures hereunder. Optionor shall cooperate with Optionee in curing any defect in title identified by Optionee and shall execute such documents and take such other actions as Optionee may reasonably request in connection with such title curative actions; provided, however, that all costs and expenses incurred by Optionor in connection with such cooperation or other actions shall be reimbursed to Optionor by Optionee within **THIRTY (30) DAYS** after receipt of an invoice describing the same. **Optionor shall have no liability to Optionee, or other third party, for any defect in title.**

11. OPERATIONS

A. **Generally**. Subject to Paragraphs 11.B-11.E below, all operations of Optionee pursuant to this Agreement and the timing, manner, and extent of conducting the same (including but not limited to whether to conduct such operations on its own or through independent contractors and consultants) shall be subject to and within the reasonable judgment and discretion of Optionee; provided, however, that Optionee shall exercise its judgment and discretion in good faith and shall conduct its operations in a workmanlike manner.

B. **Compliance With Laws.** Subject to Paragraphs 11.C-11.E below, with respect to its operations on the Lands, Optionee shall comply with all applicable laws, rules, regulations, ordinances, permits, approved plans of operations, approved reclamation plans, and orders of any Governmental Authority; provided, however, that Optionee shall have the right to contest, in good faith, the applicability of any such laws, rules, regulations, ordinances, or orders to it or its operations hereunder or any alleged violations by it of any of the foregoing. Without limiting the generality of the foregoing, in order to keep Optionor apprised of the efforts made by Optionee to comply with the obligations set forth in this Paragraph 11.B without in any way impinging on the rights and duties of Optionee set forth in

Paragraph 11.A above, Optionee shall promptly deliver to Optionor a copy of each permit application, proposed plan of operations, proposed reclamation plan, or similar application, proposal, request, or notice filed by Optionee in connection with operations under this Agreement as well as a copy of each permit, approval, notice of violation, citation, agency order, court order, or similar authorization, notice, or order received by Optionee in connection with operations under this Agreement.

C. **Governmental Approvals.** Optionee shall be solely responsible for obtaining any and all licenses, permits, approvals, and other authorizations required by any Governmental Authority which are applicable to operations under this Agreement. Subject to Paragraphs 11.D-11.E below, Optionor in good faith and in a timely manner shall give such consents to Optionee's proposed operations as may be required by a Governmental Authority before it will issue a license, permit, approval, or other authorization to Optionee.

D. **Plan of Operations.**

(1) **Generally.** A Plan of Operations for all or part of the Lands must be approved by Optionor before any operations may be undertaken on, in, or under the Lands to be affected. A request for an amendment to a previously approved Plan of Operations must be approved by Optionor if Optionee desires to deviate significantly from the previously approved Plan of Operations. A request for approval of a Plan of Operations, an amendment to a previously approved Plan of Operations, or an extension of a previously approved Plan of Operations must contain sufficient information, based on data reasonably available at the time the plan is submitted for approval, for Optionor to determine the surface and subsurface impacts directly associated with the proposed operations.

(2) **Request for Approval.** A request for approval of a Plan of Operations must be submitted to Optionor at least **SIXTY (60) DAYS** before operations under the Plan of Operations are proposed to begin. A request for approval of an amendment to or extension of a previously approved Plan of Operations must be submitted to Optionor at least **THIRTY (30) DAYS** before operations under the amendment or extension are proposed to begin. When submitting a request for approval of a proposed Plan of Operations or a request for approval of an amendment to or extension of a previously approved Plan of Operations, Optionee shall submit an original and two copies of the request and all supporting documents and information.

(3) **Approval by Optionor**

(a) **Generally.** Optionor shall approve or reject a Plan of Operations within approximately **SIXTY (60) DAYS** of receipt of such Plan of Operations from Optionee or approve or reject an amendment to or extension of a previously approved Plan of Operations within approximately **THIRTY (30) DAYS** of receipt from Optionee. In approving a Plan of Operations or an amendment to or extension of a previously approved Plan of Operations, Optionor will require such modifications as Optionor determines to be necessary to protect Optionor's interest. Optionor will not require a modification that would deprive Optionee of reasonable use of the rights granted to it by this Agreement.

(b) **Bonding.**

(i) **Generally.** In approving a Plan of Operations or an amendment to or extension of a previously approved Plan of Operations, Optionor may require Optionee either **a)** to post with and for the benefit of Optionor a bond or other financial security sufficient in nature and amount to guarantee both interim and final reclamation of the Lands to the standards required under this Agreement and under all applicable Environmental Laws relating to Optionee's operations on the Lands or **b)** to establish a fund to be used to cover anticipated future costs of reclaiming disturbances caused by Optionee's operation on Lands and otherwise to comply with all Environmental Laws applicable to the operations of Optionee under or pursuant to this Agreement.

(ii) **Bonding.** The initial amount of the bond or other financial security shall be as mutually agreed upon by Optionor and Optionee consistent with Paragraph 11.D(3)(b)(i). Commercial surety bonds issued by bonding companies rated "A+," "A," or "A-" by Best's shall be acceptable bonds hereunder. If any Governmental Authority requires posting of a reclamation bond or other financial security respecting reclamation, Optionee nevertheless shall be required to post a bond or other financial security hereunder for the benefit of Optionor, but only to the extent the amount required by

this Agreement exceeds the amount of the bond or other financial security provided in favor of such Governmental Authority. To the extent permitted by law, Optionee shall name Optionor as co-beneficiary on any bond or other form of financial security provided in favor of a Governmental Authority. Optionor shall have the right at any time to require verification of the amount of the bond or other financial security provided pursuant to this paragraph. Such bond or other financial security shall be provided in such manner that **a)** it cannot be canceled, liquidated, or otherwise terminated or reduced in whole or part without Optionor's written permission (which shall not be unreasonably withheld) and **b)** either **1)** Optionor shall be able to obtain a valid prior perfected security interest (solely for ensuring proper reclamation) in the bond or other financial security or **2)** in the opinion of Optionor's legal counsel the bond or other financial security will not be subject to the claims of Optionee's creditors in a bankruptcy proceeding.

(4) **Completion of Operations.** Upon completion of operations on the Lands under an approved Plan of Operations, Optionee shall inspect the Lands and submit a report indicating the date on which said operations were completed and identifying and describing any noncompliance of which Optionee is aware, together with its plan for correcting such noncompliance. Optionee shall promptly remediate, at its expense, any environmental contamination or other noncompliance of which it is aware.

(5) **Environmental Audit Recommended.** Optionor recommends that Optionee obtain an environmental audit prior to entry onto the Lands. If Optionee chooses not to obtain an environmental audit voluntarily and contamination is later found, there is a rebuttable presumption that Optionee caused the contamination. If Optionee denies that it caused the contamination, the issue may be processed under Paragraph 26.I, Dispute Resolution. The presumption may be rebutted by clear and convincing evidence.

E. **Surface Resources and Hazardous Materials**

(1) **Surface Resources**

(a) **Timber.** Optionee shall be liable to Optionor for damage to any standing merchantable timber on the Lands resulting from Optionee's operations, and immediately shall pay Optionor therefor, unless Optionee otherwise complies with this Paragraph 11.E(1)(a). Optionee shall notify Optionor, in advance, of its operations hereunder and the locations thereof which might require removal of house quality logs greater than eight inches in diameter or other merchantable timber from the Lands, and shall consult with Optionor respecting such proposed operations. Thereafter, if the operations of Optionee result in the removal from any portion of the Lands of house-quality logs greater than eight inches in diameter or other merchantable timber, Optionee shall, if requested by Optionor, stack and deck such logs or other merchantable timber as near the place of harvest as is reasonably practicable (provided that Optionee may stack and deck such logs or other merchantable timber in an area that will not unreasonably interfere with its planned operations) and otherwise in such place and manner as will allow for the efficient removal of the same by Optionor. Optionor shall insure that such timber is removed from the Lands as soon as reasonably possible, if failure to remove the same will impair materially or interfere unreasonably with the operations of Optionee under this Agreement. If any such timber is not removed from the Lands within **SIXTY (60) DAYS**, Optionee may proceed with its planned operations and shall have no liability to Optionor with respect to the loss of such timber. The determination of whether logs are house-quality or otherwise as to the merchantability of any timber removed shall be governed by the standards then generally in effect in the wood products industry in the vicinity of the Lands. All merchantable timber shall be harvested in accordance with the reasonable specifications of Optionor provided to Optionee prior to commencement of harvesting. Upon harvesting, stacking, and decking of such merchantable timber in accordance with the provisions of this Paragraph 11.E(1)(a), Optionee shall not be further liable to Optionor for or as a result of the harvesting of said timber, the loss of any of the same, or the stacking, decking, storage, and removal thereof. All costs of harvesting, stacking and decking house-quality logs and other merchantable timber incurred by Optionee (including all payments made to third party contractors to perform

such services) shall constitute Work Expenditures under this Agreement.

(b) **Sand and Gravel.** Optionee may extract from the Lands and use on the Lands such sand, gravel, rock, or other common varieties of materials as it deems necessary or desirable. Optionee may not remove from the Lands such common varieties of materials without the prior written consent of Optionor, which consent may be withheld for any reason, and without paying fair market value therefor to Optionor. Said fair market value shall equal the total cost of obtaining the same quantity of comparable materials from a third party and delivering the same to the site where the same is proposed to be used or sold.

(2) **Hazardous Materials**

Without the express written consent of Optionor (which consent may be withheld by Optionor in its sole discretion), Optionee shall not allow the release of any Hazardous Material onto or into the Lands. In addition, in the event of any unauthorized or other improper release of any Hazardous Material onto or into the Lands, Optionee (a) shall promptly notify the Optionor and any Governmental Authority that must be notified, (b) shall promptly initiate operations to clean up and remediate such release, and (c) shall take all actions necessary to clean up and remediate any such release in accordance with its Plan of Operations approved hereunder and the requirements of any applicable law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice, or binding agreement issued, promulgated, or entered into by any Governmental Authority relating to such Hazardous Material. Without limiting any other provision of this Agreement, any breach by Optionee of this Paragraph 11.E(2) shall be considered to be a material breach of this Agreement, for which this Agreement may immediately be terminated by Optionor, after giving notice and an opportunity to remedy the default, pursuant to Paragraph 18 hereof.

12. INDEMNIFICATION

Optionee shall exercise all of its rights, perform all of its obligations, and carry on all of its operations under this Agreement entirely at its own risk and responsibility. Optionee

shall defend, indemnify, and hold harmless Optionor, its Board of Regents, officers, employees, and agents from and against any and all loss, expense, damage, claim, demand, judgment, fee, charge, lien, liability, action, cause of action, or proceeding of any kind whatsoever, whether arising on account of damage to or loss of property or personal injury, emotional distress, or death, arising directly or indirectly in connection with any breach by Optionee of its representations or warranties set forth in this Agreement, or the performance, activities, or operations of Optionee, its employees, agents, representatives, contractors, subcontractors and invitees under this Agreement, whether the same arises before or after completion of Optionee's activities or operations or the termination or expiration of this Agreement, except for injury resulting from Optionor's gross negligence, willful misconduct, or intentional injury. Without limiting the survival of any other provisions in this Agreement, the parties hereby agree that this indemnification clause shall survive any termination or expiration of this Agreement and shall continue as an obligation of Optionee for **SIX (6) YEARS** following the day upon which Optionee receives final written confirmation from the last Governmental Authority (other than Optionor) exercising jurisdiction over the operations of Optionee that Optionee has satisfied all Closure Obligations respecting the Lands. In the event any part of this indemnification clause is determined to be contrary to law or public policy, Optionee agrees to provide Optionor with the maximum indemnification allowed by law.

13. INSURANCE

During the term of this Agreement and for so long thereafter as Optionee is exercising any rights or satisfying any obligations under Paragraph 20 below, Optionee shall maintain in force at all times and at its sole cost such insurance as is set forth in Attachment E attached hereto. Optionee shall present to Optionor proof of such insurance and endorsements prior to commencing work. Failure to furnish satisfactory evidence of insurance, lapse of a policy, or inadequate limits, is a material breach and grounds for termination of this Agreement by Optionor after giving notice and an opportunity to remedy the default pursuant to Paragraph 18 below. Failure of Optionor to demand such certificates or other evidence of full compliance with these insurance requirements or failure of Optionor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Optionee's obligation to maintain such insurance. If Optionee fails to maintain the insurance as set forth herein, Optionor shall have the right, but not the obligation, to purchase said insurance at Optionee's expense. Optionee may self-insure with respect to such insurance; otherwise, all insurance policies must be issued by companies admitted to do business in the State of Alaska and have a rating of A-, Class VII or better in the most recently published edition of Best's Reports. The costs of such insurance (or, if Optionee elects to self-insure, the equivalent of the costs that would be incurred by Optionee to obtain such insurance from third party providers) shall count

as Work Expenditures. Where specific policy limits are shown, it is understood that they shall be the minimum acceptable limits. If Optionee's policy contains higher limits, Optionor shall be entitled to coverage to the extent of such higher limits. Optionee will endeavor in good faith to provide **THIRTY (30) DAYS** prior written notice to Optionor if any insurance is suspended, voided, cancelled by either party, reduced in coverage, reduced in limits below minimum required limits, or non-renewed. Optionee shall ensure that each person using the Lands pursuant to this Agreement, including its own contractors and subcontractors and the contractors and subcontractors of its invitees, shall have in place such insurance policies in compliance with this Paragraph 13 and Attachment E attached hereto prior to commencing work. At its discretion, Optionee may modify the minimum insurance limits for its contractors and subcontractors, but failure or inability to secure the required minimum, or fully adequate, insurance shall in no way relieve Optionee of the responsibility for its own acts or the acts of any contractors, subcontractors, or any employees, agents, or invitees of either. If Optionor is damaged by the failure of Optionee or any of Optionee's contractors or subcontractors to maintain insurance as required in this section, then Optionee shall bear all reasonable costs properly attributable to that failure.

14. INSPECTION

After notifying Optionee's local representative by telephone, facsimile transmission or letter at least **TWENTY FOUR (24) HOURS** in advance of Optionor's proposed entry onto the Lands (or after notifying Optionee's other representative designated under Paragraph 25 if Optionee's local representative cannot be contacted), Optionor and its agents or authorized representatives may enter upon the Lands at any and all reasonable times for the purpose of inspection, but shall enter at Optionor's own risk, shall comply with any safety requirements and restrictions imposed by any applicable laws and regulations and such reasonable safety requirements and restrictions as may be imposed by Optionee, and shall not unreasonably interfere with the operations of Optionee.

15. INFORMATION AND REPORTS

A. **To be provided by Optionor.** Within **THIRTY (30) DAYS** after the date of this Agreement, Optionor shall make available for inspection, analysis, and copying by Optionee any and all documents and other information in its possession relating to the Lands or operations thereon. Documents and other information relating to the Lands or past operations thereon include, but are not limited to, (1) all title documents and title information, (2) all geological, metallurgical, engineering, permitting, and operating information, reports, studies, and records (including but not limited to maps, logs, assays, analyses, field notes, photographs, analyses of

resources or reserves (whether proven, probable, inferred, or otherwise labeled), permit applications, permits, construction drawings, and production records, but excluding information respecting proprietary techniques or processes and information respecting prospective or actual profitability or rates of return), and (3) all rock, mineral, soil, plant, and water samples (insofar as the same have been retained). Optionor makes no representations or warranties concerning the accuracy, reliability or completeness of any of the data and information referred to in this Paragraph 15.A, and Optionee shall rely on the same at its sole risk.

B. **To be provided by Optionee.** At all reasonable times during the term of this Agreement and for so long thereafter as Optionee is exercising any rights or satisfying any obligations under Paragraph 20 below, Optionee shall make available for inspection, analysis, and copying by Optionor any and all documents and other information in its possession relating to the Lands or operations thereon. (Documents and other information relating to the Lands or operations thereon include, but are not limited to, (1) all title documents and title information, (2) all geological, metallurgical, engineering, permitting, and operating information, reports, studies, and records (including but not limited to maps, logs, assays, analyses, field notes, photographs, feasibility studies, permit applications, permits, construction drawings, and production records), and (3) all rock, mineral, soil, plant, and water samples (insofar as the same have not been consumed or destroyed during analysis).) In addition, within **TWO (2) MONTHS** after the end of each Option Year (and within **TWO (2) MONTHS** after the termination of this Agreement), Optionee shall deliver to Optionor a report describing in detail the nature, extent, and results of operations conducted by Optionee pursuant to this Agreement on or for the benefit of the Lands during said Option Year. Also, within **SIX (6) MONTHS** after the expiration or termination of this Agreement, Optionee shall, to the extent requested by Optionor, transfer ownership and possession to Optionor of all rock, mineral, soil, plant, and water samples taken from the Lands (insofar as the same have not been consumed or destroyed during analysis). Optionee acknowledges that this Paragraph 15.B constitutes a material obligation of Optionee and that Optionor shall be entitled to seek, among any of the other remedies available to it, specific performance for any breach hereof by Optionee. Optionee makes no representations or warranties as to the accuracy, reliability or completeness of any of the data and information referred to in this Paragraph 15.B, and Optionor shall rely on the same at its sole risk. Upon expiration or termination of this Agreement (other than pursuant to the exercise of the option granted pursuant to Paragraph 7 above), any and all documents and other information provided to Optionor pursuant to this Paragraph 15.B shall become the property of Optionor, and Optionee agrees that no such documents or

other information shall be divulged or made available to anyone without the prior written consent of Optionor (which consent may be withheld by Optionor in its sole discretion).

16. NO IMPLIED COVENANTS

There are no implied covenants in this Agreement other than each party's covenant to act in good faith.

17. VOLUNTARY TERMINATION BY OPTIONEE

Optionee shall have the right to terminate this Agreement in whole or in part at any time by giving a minimum of **THIRTY (30) DAYS** written notice of termination to Optionor and describing in such notice that portion of the Lands as to which this Agreement is terminated; provided that no partial termination hereunder shall result in the creation of any isolated, inaccessible, or otherwise unmarketable parcels of land formerly subject to this Agreement. Such termination shall be effective on the date such notice is delivered to Optionor or on such later date as may be set forth in the notice. Upon such termination, the parties hereto shall be relieved of all further rights, obligations, and liabilities under this Agreement with respect to that portion of the Lands as to which such termination applies, except for rights, obligations, and liabilities incurred or accrued prior to the effective date of termination and Survival Rights referenced in Paragraph 27 herein. If Optionee terminates this Agreement in part, this Agreement shall remain in full force and effect with respect to that portion or portions of the Lands as to which this Agreement is not terminated, and no such partial termination shall reduce the amount of any Option Payment payable under Paragraph 6 or the amount of any annual minimum Work Expenditure requirement under Paragraph 5.

18. TERMINATION FOR MATERIAL BREACH

The failure of a party hereto to keep or perform any material obligation on its part to be kept or performed according to the terms and provisions of this Agreement shall, at the election of the non-defaulting party, constitute a material breach of this Agreement unless cured as hereinafter provided. In the event of any such material breach and election by the non-defaulting party, the non-defaulting party shall first deliver to the defaulting party a written notice of its intention to declare a material breach of this Agreement, specifying the particular material breach or breaches relied upon. The defaulting party then shall have either A) in the case of payments due under this Agreement, **TEN (10) DAYS** after delivery of such notice in which to make the required payment, or B) in the case of all other material obligations, a reasonable time under the circumstances (which in any event

shall not be less than **THIRTY (30) DAYS** after delivery of such notice) in which to cure such specified breach or breaches in a diligent manner. If a specified material breach is not cured within the time required, the non-defaulting party may terminate this Agreement by delivering written notice to that effect to the defaulting party. If the defaulting party disputes that a material breach has occurred, it shall deliver to the non-defaulting party written notice to that effect, the question shall be determined in accordance with Paragraph 26, Dispute Resolution, and the time to cure any such material breach shall be suspended while the dispute is being resolved. During that period, this Agreement shall remain in full force and effect and Optionee shall retain all of its rights under the Agreement. Except as otherwise provided in Paragraphs 5 or 17 above, this Agreement may be terminated only on the basis of a material breach which is not cured. In the event the non-defaulting party terminates this Agreement on account of a material breach, the parties hereto shall be relieved of all rights, obligations, and liabilities under this Agreement, except for rights, obligations, and liabilities incurred or accrued prior to the effective date of termination and Survival Rights referenced in Paragraph 27 herein. Notwithstanding the foregoing, nothing in this Paragraph 18 shall affect or limit in any way the rights of Optionee set forth in Paragraph 17 above.

19. SURRENDER OF POSSESSION AND RECONVEYANCE

Upon the expiration or termination of this Agreement for any reason whatsoever, Optionee **a)** shall promptly surrender to Optionor those of the Lands to which such expiration or termination applies except to the extent that Optionee needs to retain possession of such lands to exercise its rights and to satisfy its obligations under Paragraph 20 below and **b)** shall execute, acknowledge, and deliver to Optionor a quitclaim deed conveying to Optionor all of its rights, titles, and interests in and to those of the Lands to which such expiration or termination applies, subject to the rights and obligations of Optionee under Paragraph 20 below.

20. OPTIONEE'S CONTINUING RIGHTS AND OBLIGATIONS

The obligations of Optionee arising under this Paragraph 20 shall accrue on the effective date of this Agreement.

A. **Removal of Personal Property and Improvements.** Within **TWELVE (12) MONTHS** after the expiration or termination of this Agreement, unless otherwise agreed to in writing by Optionor, Optionee shall remove from those of the Lands to which such expiration or termination applies, the buildings, improvements, fixtures, equipment, machinery, and other personal property belonging to Optionee (except to the extent that such buildings, fixtures, equipment,

Optionor ______ Optionee ______

machinery, and other personal property are needed by Optionee to carry out its Closure Obligations described below, if which case said buildings, fixtures, equipment, machinery, and other personal property shall be removed within **THIRTY (30) DAYS** of completion of reclamation).

B. **Closure Obligations and Removal of Personal Property and Improvements.** As soon as practicable after the expiration or termination of this Agreement for any reason whatsoever, Optionee (1) shall complete all Closure Obligations as is required by this Agreement or by any applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of Governmental Authority, **(2)** shall remove from those of the Lands to which such expiration or termination applies, the buildings, fixtures, equipment, machinery, and other personal property belonging to Optionee and that were needed for reclamation and related Closure Obligations and thus were not removed within the first **TWELVE (12) MONTHS** after the expiration or termination of this Agreement, and **(3)** shall execute, acknowledge, and deliver to Optionor a quitclaim deed conveying to Optionor all of its rights, titles, and interests in and to those of the Lands to which such expiration or termination applies.

C. **Closure Rent.** If this Agreement has expired or been terminated in full as to all of the Lands, then for so long as Optionee is exercising any rights or satisfying any obligations under this Paragraph 20 Optionee shall pay to the order of Optionor on or before the first day of each month during such period, the following:

0-12 months	$0 per month
13 - 24 months	$2,500 per month
24+ months	$5,000 per month

D. **Optionor's Ownership.** All buildings, improvements, fixtures, and other personal property that Optionor does not require Optionee to remove from those of the Lands as to which this Agreement has expired or been terminated and which are not so removed within the time allowed by this Paragraph 20, shall become and remain the property of Optionor without further action by either party.

E. **Right of Entry.** Optionor hereby grants to Optionee the right to enter upon those of the Lands with respect to which this Agreement has expired or been terminated to the extent reasonably necessary for Optionee to complete all of its obligations under this Paragraph 20.

21. TRANSFERS; BINDING EFFECT

A. **Generally.** The interests of Optionor and/or Optionee under this Agreement may be sold, assigned, mortgaged, pledged, or otherwise transferred in whole or in part at any time and from time to time, subject only to the provisions of this Paragraph 21.

B. **Notice of Transfer.** No transfer shall be binding upon the non-transferring party unless and until a written notice thereof describing the transfer and containing the name, address, telephone number, and facsimile number (if any) required for purposes of Paragraph 25 below is delivered by the transferring party to the non-transferring party.

C. **Transfers of Less Than All of a Party's Interest.** In the event of a transfer by a party of less than all of that party's interest, the transferring party and its transferee shall act and be treated as one party.

D. **No Release.** If (1) the interests of Optionee under this Agreement are sold, assigned, or otherwise transferred in whole or in part to a person or persons that Optionor has determined, in writing and in advance, to be capable of satisfying the obligations and liabilities of Optionee arising heretofore or hereafter under this Agreement or any mining lease executed pursuant hereto and (2) said transferee expressly has assumed in writing all or its proportionate share (as the case may be) of all such obligations and liabilities, then the transferor of said interests shall be released from the obligations and liabilities of Optionee arising heretofore or hereafter under this Agreement or any mining lease executed pursuant hereto, to the extent that said obligations and liabilities of Optionee have been assumed expressly by said transferee. Unless otherwise agreed in writing in the manner described above, the transferring party shall not be released in whole or in part from any obligations or liabilities under this Agreement.

E. **Binding Effect.** This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

22. CONFIDENTIALITY

A. **Generally.** During the term of this Agreement all information obtained by Optionor from Optionee respecting the Lands shall be held confidential by Optionor to the extent allowed by law. During the term of this Agreement and for

TWO (2) YEARS thereafter, the financial terms of this Agreement and all other information obtained in connection with this Agreement or the Lands shall be held confidential by Optionee. The obligations imposed by this Paragraph 22 shall be continuing ones notwithstanding the fact that a party may have transferred all of its interest under this Agreement and thus ceased to be a party to this Agreement.

B. **Exceptions.** Paragraph 22.A above shall not apply to a disclosure

(1) to an Affiliate, attorney, accountant, banker, investment banker, institutional investor, consultant, employee, contractor, or subcontractor of a party that has a bona fide need to be informed,

(2) to any third party with whom a party is conducting bona fide negotiations in connection with a sale, assignment, mortgage, pledge, or other transfer of an interest in the Lands, this Agreement, or of one or more shares in a party or an Affiliate of party, or

(3) to a governmental agency or to the public which a party believes in good faith is required by applicable law or the rules of any stock exchange.

In connection with any disclosure made under Paragraph 22.B(1) or 22.B(2) above, only such confidential information as the third party shall have a legitimate need to know shall be disclosed and such third party (other than in-house or outside attorneys who work for or are representing the disclosing party) shall first agree in writing to hold all such information confidential in accordance with this Paragraph 22.

23. FORCE MAJEURE

Except for obligations set forth in this Agreement that must be performed in order to maintain title to the Lands in good standing and obligations to make payments when due hereunder, the obligations of a party shall be suspended and the term of this Agreement shall be extended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including but not limited to the following: acts of God; laws, rules, orders, proclamations, instructions, or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit, approval, or other authorization (including without limitation a failure beyond Optionee's reasonable control to complete any review and analysis required by the National Environmental Policy Act or any similar state law within **EIGHTEEN (18) MONTHS**

Optionor ________ **Optionee** ________

after initiation of that process); curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective, violation of federal, state, or local environmental standards; acts of war or conditions arising out of or attributable to war including acts of terrorism, whether declared or undeclared; riot, civil strife, insurrection, or rebellion; labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); volcanic eruption, earthquake, sink hole, fire, storm, flood, drought, or other unusually adverse physical condition; delay or failure in performance by suppliers or transporters of materials, parts, supplies, machinery, equipment, utilities, or services or by contractors or subcontractors due to shortage of, or inability to obtain, labor, transportation, materials, parts, supplies, machinery, equipment, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; or any other cause similar to the foregoing. The affected party shall promptly give notice to the other party of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected party shall resume performance as soon as reasonably possible.

24. RECORDING OF MEMORANDUM OF AGREEMENT

Upon the execution of this Agreement, Optionor and Optionee shall execute and acknowledge a memorandum of agreement in the form attached hereto as Attachment B. Optionee may cause said memorandum of agreement to be recorded in the Fairbanks Recording District, State of Alaska, and Optionee shall pay any and all required recording fees relating thereto. This Agreement shall not be recorded.

25. NOTICES, PAYMENTS, AND DELIVERY

A. **Written Notices.** All notices contemplated by this Agreement shall be in writing.

B. **Payments.** All payments to Optionor shall be paid by check or wire transfer.

C. **Delivery By Mail.** Any notice, payment, or other document to be delivered pursuant to this Agreement may be delivered by mail if mailed by United States Postal Service via certified or registered mail, return receipt requested, postage prepaid, or via overnight courier by a nationally recognized overnight courier and addressed as follows or to such other address as notified in writing by the other party:

(1) **If to Optionor:**

University of Alaska
Land Management
3890 University Lake Drive, Suite 103
Anchorage, Alaska 99508
Telephone: 907-786-7766
Facsimile: 907-786-7733

(2) **If to Optionee:**

Principal contact:
TALON GOLD ALASKA, INC.
8955 South Ridgeline Boulevard, Suite 1800
Highlands Ranch, Colorado
U.S.A. 80129
Attention: President
Telephone: 303-470-8700
Facsimile: 303-470-8706

Local contact:
TALON GOLD ALASKA, INC.
1031 W. 4th Avenue, Suite 600
Anchorage, Alaska
U.S.A. 99501

Copy for Information Purposes only:
INTERNATIONAL TOWER HILL MINES LTD.
1901-1177 West Hastings Street
Vancouver, British Columbia
CANADA V6B 2K3
Attention: Vice-President & General Counsel
Telephone: 604-683-6332
Facsimile: 604-408-7499

Delivery by mail shall be deemed effective and complete and the notice, payment, or other document to have been received by the addressee when actually delivered to the applicable address set forth above; provided, however, that if any mailed notice or other document is returned to the sender as being non-deliverable, said notice or other document shall be deemed effective upon such return to the sender.

D. **Delivery By Personal Service or Courier Service.** Any notice, payment, or other document to be delivered pursuant to this Agreement may be delivered by serving said notice, payment, or other document personally or by courier upon the party at the address set forth in Paragraph 25.C above. In the event of personal delivery or delivery by courier service, no mailing of the notice, payment, or other document shall be necessary, and delivery shall be deemed effective and complete on the date of said service.

E. **Delivery By Facsimile Transmission.** Any notice or other document contemplated by this Agreement may be delivered by facsimile transmission at the party's facsimile number described in Paragraph 25.C above. In the event of delivery by facsimile transmission, no mailing of the notice or other document shall be necessary, and delivery by facsimile transmission shall be deemed effective and complete on the first business day after the date of transmission (determined by reference to the local time of transmission at recipient's address for notice purposes).

F. **Change of Address.** The address or facsimile number to which a party desires that notices, payments, and other documents be delivered may be changed at any time by giving written notice to that effect to the other party within **THIRTY (30) DAYS** of change. Any notice mailed prior to the receipt of a Change of Address shall be deemed properly delivered.

26. **GENERAL PROVISIONS**

A. **Entire Agreement.** This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements, written or oral, and understandings relating to the subject matter hereof.

B. **Modification of Agreement.** This Agreement may be modified or amended only by a document in writing executed by all the parties hereto.

C. **Waiver.** The failure of any party to this Agreement to insist upon the strict performance of any provision of this Agreement or to exercise any right, power, or remedy consequent upon a breach thereof shall not constitute a waiver by said party of any such provision, breach, or subsequent breach of the same or any other provision.

Optionor ________ Optionee ________

D. **Remedies.** Except as otherwise provided in this Agreement, the parties hereto shall be entitled to any and all remedies provided by law. Without limiting the foregoing, Optionor specifically agrees that Optionee shall be entitled to seek, among any of the other remedies available to it, specific performance for Optionor's failure to execute, acknowledge, or deliver the mining lease in accordance with the provisions of Paragraph 7.B above.

E. **Time.** Time is of the essence of this Agreement.

F. **United States Currency.** All references to dollars in this Agreement refer to United States currency.

G. **Severability.** If any provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

H. **Governing Law.** This Agreement shall be interpreted, construed, and enforced in accordance with, and otherwise governed in all respects by, the laws of the State of Alaska, other than its rules as to conflicts of law, to the extent the same would result in the application of the laws of any other jurisdiction.

I. **Dispute Resolution.** Unless otherwise agreed, all disputes arising under this Agreement shall be resolved in accordance with the following procedures:

(1) **Protest to the Director of Land Management.** To protest any decision made by Optionor in relation to this Agreement, Optionee must file with the Director of Land Management, University of Alaska, for reconsideration of said decision of Optionor by said Director, a written protest satisfying the following requirements:

(a) said written protest must be filed with the Director of Land Management, University of Alaska, at the address provided in or pursuant to Paragraph 25.A above, within **TEN (10) CALENDAR DAYS** after the date on which Optionee is notified of the decision of Optionor being protested; and

(b) said written protest must explain in detail all of the reasons for the protest and the form of relief requested.

Optionor MR Optionee JL

The decision of the Director on said protest shall be issued within approximately **FOURTEEN (14) CALENDAR DAYS** after the protest has been filed.

(2) **Appeal of a Decision of the Director.** An appeal of any decision of the Director issued pursuant to Paragraph 26.I(1) above must be filed with the Chief Procurement Officer of the University of Alaska, at the address therefor set forth in the Director's decision, within **TEN (10) CALENDAR DAYS** after the date on which Optionee is notified of the decision of the Director. The Chief Procurement Officer may, at his or her sole discretion, appoint an independent hearing officer to hear the appeal and recommend a decision to the Chief Procurement Officer. The Chief Procurement Officer or the hearing officer (if one is appointed) shall prescribe such further procedures as he or she deems appropriate. The decision of the Chief Procurement Officer shall be issued within approximately **SIXTY (60) CALENDAR DAYS** after receipt of the appeal or the conclusion of any hearing on said appeal, whichever is later. The decision of the Chief Procurement Officer shall constitute the final decision of Optionor on the disputed matter.

(3) **Appeal of a Decision of the Chief Procurement Officer.** An appeal of any decision of the Chief Procurement Officer issued pursuant to Paragraph 26.I(2) above must be filed with the Superior Court for the State of Alaska, Fourth Judicial District, in Fairbanks, Alaska, no later than **THIRTY (30) CALENDAR DAYS** after the date on which the decision of the Chief Procurement Officer is issued.

J. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a single agreement.

K. **Further Actions.** The parties hereby agree to take any and all actions and to execute, acknowledge, and deliver any and all documents reasonably necessary to effect the purposes of this Agreement.

L. **Paragraph Headings.** The descriptive paragraph headings throughout this Agreement are for convenience and reference only, and the words contained therein shall not be used to expand, modify, or amplify the meaning of this Agreement or to aid in the interpretation or construction of this Agreement.

Optionor MGA Optionee ___

M. **Authorship.** In the event of ambiguity, this Agreement shall be deemed to have been prepared equally by both parties and shall be construed accordingly.

27. **SURVIVAL**

All obligations and liabilities of Optionee arising under or pursuant to this Agreement at any time prior to the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement until performed, satisfied, or expressly discharged. Without limiting the generality of the foregoing, Optionee agrees that A) it shall remain obligated to maintain in effect during the periods during which Paragraph 20 (Optionee's Continuing Rights and Obligations) is applicable any and all insurance required to be maintained pursuant to Paragraph 13 (Insurance) during the term of this Agreement and **B)** the obligations of Optionee arising under Paragraph 12 (Indemnification) shall survive the expiration or termination of this Agreement.

28. **GUARANTEE OF INTERNATIONAL TOWER HILL MINES LTD.**

Concurrently with the execution and delivery of this Agreement, and as a condition to the effectiveness hereof, Optionee shall deliver to Optionor a duly executed guarantee of International Tower Hill Mines Ltd. in the form attached as Attachment G.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

Mari E. Montgomery
Mari. E. Montgomery, Director
Land Management

TALON GOLD ALASKA, INC.

Jeffrey A. Pontius, President

ACKNOWLEDGEMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this 7th day of March, 2007, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERSITY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

Nelda Carlson
Notary Public in and for Alaska
My commission expires 11.22.08

OFFICIAL SEAL
STATE OF ALASKA
NELDA CARLSON
NOTARY PUBLIC

STATE OF Colorado)
County of Douglas) ss.
JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this 22nd day of February, 2007, before me, the undersigned Notary Public, in and for the State of Colorado, duly commissioned and sworn as such, personally appeared before me by **JEFFREY A. PONTIUS**, the President of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

Mona Dardanis
Notary Public in and for Colorado
My commission expires 1-23-08

MONA DARDANIS
NOTARY
PUBLIC
STATE OF COLORADO

ATTACHMENT A

To the Exploration Agreement

Part 1—Lands

<u>Township 3 North, Range 3 East, Fairbanks Meridian, Alaska</u>

Section 1: All
Section 2: All
Section 11: All
Section 12: N2

<u>Township 4 North, Range 3 East, Fairbanks Meridian, Alaska</u>

Section 35: S2
Section 36: S2

<u>Township 3 North, Range 4 East, Fairbanks Meridian, Alaska</u>

Section 6: E2

SUBJECT TO, all reservations, easements, restrictions, covenants, encumbrances and exceptions of record, and reservations in the Federal Patent or other conveyance by which the Grantor acquired title.

Part 2—Area of Interest (Map)

See attached map.

"ATTACHMENT A"
PART 2 - AREA OF INTEREST MAP



Legend
Land Designation
Type
UA Leased Land
Other UA Land
Area of Interest

UNIVERSITY of ALASKA

UA LAND MANAGEMENT

Meridian	Township	Range
F	3 - 4 N	3 - 4 E

Miles

Livengood A1,Circle A6 USGS

ATTACHMENT B

To the Exploration Agreement

<u>Form of Memorandum Agreement</u>

See attached form.

RECORD THIS INSTRUMENT IN THE FAIRBANKS RECORDING DISTRICT

INDEX THIS INSTRUMENT AS FOLLOWS:

Grantor: University of Alaska

Grantee: TALON GOLD ALASKA, INC.

Lands: See Attachment A attached hereto

RETURN THIS INSTRUMENT TO:
TALON GOLD ALASKA, INC.
8955 South Ridgeline Boulevard, Suite 1800
Highlands Ranch, Colorado
U.S.A. 80129

****

MEMORANDUM OF EXPLORATION AGREEMENT WITH OPTION TO LEASE
[Mining]

THIS MEMORANDUM OF EXPLORATION AGREEMENT WITH OPTION TO LEASE ("Memorandum of Agreement"), made and entered into effective as of January 1, 2007, by and between the **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska the address of which is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("University"), and **TALON GOLD ALASKA, INC.**, an Alaska corporation, the address of which is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado U.S.A. 80129 ("Talon").

WITNESSETH

WHEREAS, University is the owner of certain lands situated in the Fairbanks Recording District, State of Alaska, more particularly described in Part 1 of Attachment A attached hereto ("Lands"); and

WHEREAS, University and Talon have entered into that certain Exploration Agreement With Option To Lease between University and Talon of even date herewith (the "Agreement"), pursuant to which University has granted to Talon, on terms set forth in the Agreement, both the right to conduct certain mineral exploration activities on the Lands and the option to lease the Lands from University; and

WHEREAS, University and Talon desire to execute, acknowledge, and record this Memorandum of Agreement in order to impart constructive notice of the Agreement and the grants made thereby,

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth in the Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the University and Talon hereby agree as follows:

1. **INCORPORATION OF AGREEMENT; DEFINITIONS**

   This Memorandum of Agreement is made and entered into by the parties pursuant to and in accordance with the Agreement. The provisions of the Agreement are hereby incorporated into this Memorandum of Agreement and made a part hereof to the same extent as if said provisions were fully set forth herein. The grants made by the Agreement and the grants made by this Memorandum of Agreement constitute the same grants. This Memorandum of Agreement is intended to summarize some of the provisions of the Agreement but in no way changes, modifies, or otherwise affects any provision of the Agreement.

2. **GRANTS**

   A. **Grant of Exploration Rights**. Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in the Agreement, University hereby grants to Talon, its successors and assigns, the following rights, to have and to hold for the term set forth in Paragraph 3 below:

      (1) the nonexclusive right to use the surface of the Lands in furtherance of activities undertaken pursuant to the Agreement;

      (2) the sole and exclusive right to explore for "Minerals" (as defined in the Agreement) on, in, or under the Lands by conducting geological, geochemical, and geophysical activities on the surface of the Lands and by taking, removing, and analyzing rock, soil, vegetation, and water samples (*excluding "bulk samples"* but including samples obtained from exploration trenches excavated on the surface of the Lands or obtained by conducting reverse circulation drilling or core drilling from locations on the surface of the Lands or adjoining lands), *but not by excavating shafts, declines, or adits into the Lands or by conducting drilling from underground locations beneath the surface of the Lands or any adjoining lands*;

(3) the right to satisfy Closure Obligations on the Lands in conformance with the provisions of the Agreement and all applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of any Governmental Agencies.

B. **Grant of Option To Lease.** Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in the Agreement, University hereby grants to Talon, its successors and assigns, the sole, exclusive, and irrevocable option, exercisable as provided in the Agreement at any time while the Agreement is in effect, to lease the Lands on the terms set forth in the form of the mining lease attached to the Agreement.

3. TERM

The term of the Agreement commenced on January 1, 2007, and may continue, unless sooner terminated in accordance with the provisions of the Agreement, until 11:59 p.m. on December 31, 2011.

4. RECORDING AUTHORITY

This Memorandum of Agreement is entitled to be recorded under AS 40.17.110 and AS 40.17.120 (2004).

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Agreement as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

____
Mari E. Montgomery, Director
Land Management

TALON GOLD ALASKA, INC.

____
Jeffrey A. Pontius, President

ACKNOWLEDGEMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this _____ day of __________, 2007, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERSITY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

____
Notary Public in and for Alaska
My commission expires __________

STATE OF Colorado)
County of Douglas) ss.
~~JUDICIAL DISTRICT~~ Colorado)

THIS IS TO CERTIFY that on this 22nd day of February, 2007, before me, the undersigned Notary Public, in and for the State of ~~Alaska~~, duly commissioned and sworn as such, personally appeared before me by **JEFFREY A. PONTIUS**, the President of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

Mona Dardanis
Notary Public in and for Colorado
My commission expires 1-23-08


MONA DARDANIS
NOTARY
PUBLIC
STATE OF COLORADO

ATTACHMENT A

TO MEMORANDUM OF EXPLORATION AGREEMENT AND OPTION TO LEASE

Lands

Township 3 North, Range 3 East, Fairbanks Meridian, Alaska

Section 1: All
Section 2: All
Section 11: All
Section 12: N2

Township 4 North, Range 3 East, Fairbanks Meridian, Alaska

Section 35: S2
Section 36: S2

Township 3 North, Range 4 East, Fairbanks Meridian, Alaska

Section 6: E2

SUBJECT TO, all reservations, easements, restrictions, covenants, encumbrances and exceptions of record, and reservations in the Federal Patent or other conveyance by which the Grantor acquired title.

ATTACHMENT C

To the Exploration Agreement

Form of Mining Lease

See attached form of mining lease and exhibits thereto.

ATTACHMENT C to Exploration Agreement

Form of Mining Lease

MINING LEASE

by and between

UNIVERSITY OF ALASKA

and

TALON GOLD ALASKA, INC.

Effective as of [______________]

TABLE OF CONTENTS

University of Alaska

MINING LEASE

THIS MINING LEASE ("Lease"), made and entered into effective as of _____________, 20__, by and between the **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska, whose address is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("Lessor"), and **TALON GOLD ALASKA, INC.**, a corporation organized and existing under the constitution and laws of the State of Alaska, whose address is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado, U.S.A. 80129 ("Lessee").

WITNESSETH

WHEREAS, Lessor is the owner of certain Lands (as defined in Paragraph 1.K below) situated in the Fairbanks Recording District, State of Alaska; and

WHEREAS, Lessor desires to lease said Lands to Lessee in accordance with the provisions of this Lease; and

WHEREAS, Lessee desires to lease said Lands from Lessor in accordance with the provisions of this Lease,

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. DEFINITIONS.

For purposes of this Lease, the following terms shall have the following meanings:

A. **"Affiliate"** means a person, partnership, joint venture, limited liability company, corporation, or other entity which (1) can control or be controlled by a party hereto or such party's successors or assigns, or (2) is under the common control, with a party hereto or such party's successors or assigns, of a third person or other entity. When used as a verb herein, **"control"** means **(a)** with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through **(i)** the legal or beneficial ownership of voting securities or membership interests, **(ii)** the right to appoint managers, directors or corporate management, **(iii)** contract, **(iv)** operating agreement, **(v)** voting trust, or otherwise, and **(b)** with respect to an

invididual, the actual or legal ability to control the actions of another, through family relationship, agency, contract, or otherwise; when used as a noun herein, **"control"** means an interest which gives the holder the ability to exercise any of the foregoing powers.

B. **"Area of Interest"** means all lands within the area depicted on Part 2 of Exhibit A attached hereto.

C. **"Closure Obligations"** means any and all obligations of Lessee incurred with respect to the Lands under, pursuant to, or by virtue of any Environmental Law, any approved Plan of Operations, or any agreement, approval, authorization, license, order, permit, stipulation, or other document respecting (1) the dismantlement and removal from the Lands of buildings, improvements, fixtures, equipment, machinery, and other personal property belonging to Lessee, (2) reclamation of the Lands resulting from operations of Optionee, (3) remediation of any contamination of the Lands, or (4) monitoring of any of the Lands (including but not limited to the monitoring of air quality on the Lands or the monitoring of water quality on, in, or under the Lands).

D. **"Commercial Production of Minerals"** means the production of Minerals for sale for at least **NINETY (90) CONSECUTIVE DAYS** during any three-year period at a rate equal to or greater than **EIGHTY PERCENT (80%)** of the rated capacity of the improvements used for mining, crushing, milling, beneficiating, concentrating, or other processing of Minerals that are constructed or installed within the Area of Interest in accordance with a completed Feasibility Report.

E. **"Development"** means all preparation (other than Exploration) for the removal and recovery of Minerals, including pre-stripping, stripping, permitting, and the construction or installation of improvements to be used for the mining, crushing, milling, beneficiating, concentrating, or other processing of Minerals.

F. **"Environmental Law"** means any and all applicable federal, state, or local laws, statutes, ordinances, rules, regulations, permits, approvals, authorizations, variances, codes, standards, guidelines, decisions, decrees, rulings, orders, notices, binding agreements, or other requirements of any Governmental Authority relating to or imposing liability or standards of conduct concerning any Hazardous Material or the manufacture, management, transportation, storage, use, disposal, release, or threatened release of any Hazardous Material; preservation, protection, or remediation of the environment; preservation, protection, reclamation, or restoration of fauna, flora, or other natural resources; health; safety; industrial

hygiene; or the environmental conditions on, under, or about the Lands. "Environmental Law" includes but is not limited to the Clean Water Act (also known as the Federal Water Pollution Control Act), 33 U.S.C. § 1251 *et seq.*, the Clean Air Act, 42 U.S.C. § 7401 *et seq.*, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 *et seq.*, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. § 9601 *et seq.*, the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613, the Emergency Planning and Community Right To Know Act, 42 U.S.C. § 11001 *et seq.*, the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 *et seq.*, the Occupational Safety and Health Act, 29 U.S.C. §§ 656 and 657, AS 27.19, AS 46, and rules, regulations, codes, standards, or guidelines promulgated pursuant to such laws, as such laws, statutes, ordinances, rules, regulations, codes, standards, and guidelines are amended from time to time.

G. **"Exploration"** means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Minerals, including without limitation additional drilling required after discovery of potentially commercial mineralization.

H. **"Feasibility Report"** means a written report prepared either internally by Lessee or for Lessee by a recognized reputable geology/mining consultant/engineering firm. The Feasibility Report shall be based upon all information available to Lessee prior to the date of the Feasibility Report. The Feasibility Report shall set forth, in such detail as is customary in the mining industry, an analysis of the technical and economic feasibility of undertaking a proposal for Development and mining of Minerals within the Area of Interest, including economic projections of the profitability of the proposal and the rate of return that would be realized by implementing the proposal for Development.

I. **"Governmental Authority"** means any federal, state, local, or other government or governmental entity, department, agency, authority, board, bureau, commission, office, officer, or instrumentality, or any court, in each case whether now or hereafter in existence.

J. **"Hazardous Material"** means any substance, product, waste, or other material which now or hereafter is listed, regulated, or addressed as being an explosive, flammable, hazardous, polluting, radioactive, toxic, or similarly harmful substance, product, waste, or other material under any Environmental Law, including but not limited to 1) any substance included within the definition of

"hazardous waste" pursuant to Section 1004 of RCRA; 2) any substance included within the definition of "hazardous substance" pursuant to Section 101 of CERCLA; 3) any substance included in the definition of "hazardous waste" pursuant to Alaska Stat. § 46.03.900; 4) any substance included in the definition of "hazardous substance" pursuant to Alaska Stat. § 46.03.826; 5) asbestos or any asbestos-containing material; 6) polychlorinated biphenyls; and 7) petroleum, petroleum products, and petroleum distillates.

K. **"Lands"** means, as of the effective date of this Lease, the real property described in Part 1 of Exhibit A attached hereto, any and all rights and privileges appurtenant to said real property (including but not limited to access rights and water rights), and any and all improvements situated thereon.

L. **"Lease Year"** means a calendar year except in the case of the first Lease Year hereunder which shall run from the effective date of this Lease through **DECEMBER 31, ____** [first Lease Year is > 6 months and ≤ 18 months].

M. **"Minerals"** means gold, silver, platinum, copper, lead, zinc, tin, and all other elements, minerals, mineral substances, mineral products, mineral by-products, and mineral materials that were acquirable by location under the federal mining laws on January 3, 1959, and thus also are acquirable under the State of Alaska mining laws (AS 38.05.185 *et seq.*).

N. **"Net Smelter Returns"** means the Gross Value of Products, less all costs, charges and expenses paid or incurred by Talon with respect to such Products after such Products leave Talon's mine, mill, concentrator or other final processing facility for the Area of Interest including, without limitation:

(1) all charges for treatment of Products in the smelting and refining processes (including handling, processing, and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions, and interest) provided that if such treatment is carried out in facilities owned or controlled, in whole or in part, by Talon or an Affiliate of Talon, then the foregoing charges will be equal to lesser of:

(a) the amount Talon would have incurred if such treatment were carried out at facilities not owned or controlled by Talon or an Affiliate of Talon then offering comparable services for comparable products on terms then prevailing in the area, and

(b) the actual amount of such charges charged by the facilities owned or controlled, in whole or in part, by Talon or an Affiliate of Talon,

(2) the actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of Products from Talon's mine, mill, concentrator or other final processing facility for the Area of Interest to the place of refining, beneficiation or treatment and then to the place of sale, and

(3) use, gross receipts, severance, export, and ad valorem taxes and any other tax or government royalty or levy payable by Talon and based directly upon and actually assessed against the value or quantity of Product sold or otherwise disposed or deemed disposed of, but excluding any and all taxes:

(a) based upon the net or gross income of Talon, or

(b) based upon the value of the Lands, the privilege of doing business and other similarly based taxes.

O. **"Gross Value"** means, for the following categories of Products produced by Talon:

(1) if Talon causes refined gold (meeting the specifications for good delivery of the London Bullion Market Association) to be produced from the Lands, for purposes of determining the Royalty Interest the refined gold will be deemed to have been sold at the Weekly Average Gold Price for the week in which it was produced, and the Gross Value will be determined by multiplying Gold Production during the week in question by the Weekly Average Gold Price for such week. As used herein, "Gold Production" means, for any week, the quantity of refined gold outturned to Talon's pool account by an independent third-party refinery for gold produced from the Lands during such week on either a provisional or final settlement basis, and "Weekly Average Gold Price" means the average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the week in question by the number of days in such week for which such prices were reported,

(2) if Talon causes refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harman) to be

produced from the Lands, for purposes of determining the Royalty Interest the refined silver will be deemed to have been sold at the Weekly Average Silver Price for the week in which it was produced, and the Gross Value will be determined by multiplying Silver Production during the week in question by the Weekly Average Silver Price. As used herein, "Silver Production" means, for any week, the quantity of refined silver outturned to Talon's pool account by an independent third-party refinery for silver produced from the Lands during the applicable week on either a provisional or final settlement basis, and "Weekly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harman, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

(3) if Talon causes copper cathodes (meeting the specifications for Grade A Copper cathodes conforming to BS EN 1978:1998, Cathode Grade Designation Cu-CATH-1 subject to the London Metal Exchange Grade A Copper Price published by the London Metal Exchange) to be produced from the Lands, for purposes of determining the Royalty Interest the cathodic copper will be deemed to have been sold at the Weekly Average Copper Price for the week in which it was produced, and the Gross Value will be determined by multiplying Copper Production during the week in question by the Weekly Average Copper Price. As used herein, "Copper Production" means, for any week, the quantity of cathodic copper produced and delivered for the account of Talon by an independent third-party refinery acceptable to the London Metals Exchange for copper produced from the Lands during the applicable week on either a provisional or final settlement basis, and "Weekly Average Copper Price" means the average Grade A Copper Price as published daily by the London Metal Exchange, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

(4) if Talon causes zinc ingots (meeting the specifications for Special High Grade Zinc conforming to BS EN 1179:1996, Standard entitled "Zinc and Zinc Alloys – Primary Zinc" subject to the London Metal Exchange Special High Grade Zinc Price published by the London Metal Exchange) to be produced from the Lands, for purposes of determining the Royalty Interest the zinc ingots will be deemed to have been sold at the Weekly Average Zinc Price for the week in which it was produced, and the Gross

Value will be determined by multiplying Zinc Production during the week in question by the Weekly Average Zinc Price. As used herein, "Zinc Production" means, for any week, the quantity of zinc ingots produced and delivered for the account of Talon by an independent third-party refinery acceptable to the London Metals Exchange for zinc produced from the Lands during the applicable week on either a provisional or final settlement basis, and "Weekly Average Zinc Price" means the average Special High Grade Zinc Price as published daily by the London Metal Exchange, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

(5) if Talon causes Products other than refined gold, refined silver, cathodic copper or zinc ingots meeting the foregoing specifications to be produced from the Lands, the Gross Value shall be equal to the Quantity Sold of the particular Product in question multiplied by the applicable Average Metal Price. As used herein, the term "Quantity Sold" means the volume or quantity of Product disposed of by Talon in a particular sale which settled in the relevant period provided that if the Product is ore, concentrate, leachate, precipitate, sponge, doré or any other material containing impurities, then the Quantity Sold will be the volume or quantity of the Mineral in question actually contained in the sold Product (which volume or quantity will be established by sound and generally accepted assaying or other analytical practices and procedures) multiplied by a recovery rate equal to the average recovery rate actually experienced by Talon during the preceding **SIX (6) MONTHS** with respect to such Product (or, if no such average can be calculated, a rate mutually agreed between the parties or, failing such agreement, settled by arbitration). "Average Metal Price" means:

(a) if the Product is gold, silver, copper or zinc, the Weekly Average Gold, Silver, Copper or Zinc Price, as applicable during the week in which the sale occurred, or

(b) if the Product is other than gold, silver, copper or zinc, the average price, in U.S. dollars, for the metal or mineral in question during the week in which the sale occurred as quoted in "Metals Week", published by McGraw-Hill,

(6) if any of the London Bullion Market Association P.M. Gold Fix, the Handy & Harman New York Silver Price, the London Metal Exchange

Grade A Copper Price or the London Metal Exchange Special High Grade Zinc Price are, for any reason, not published for a week in question, the Weekly Average Gold, Silver, Copper or Zinc Price, as applicable, will be determined by reference to the prices for refined gold or silver bullion, Grade A copper or Special High Grade zinc, as applicable, published in "Metals Week", published by McGraw-Hill. If the necessary prices with respect to any Products are not quoted, or the publication of "Metals Week" ceases, or is suspended, then those prices quoted for the Product during the applicable period by such other publication or source as is generally recognized in the mining industry as reflecting the price at which that Product was being offered for sale and purchase during such period will be used and, if there is any disagreement with respect thereto, will be settled by arbitration, and

(7) where outturn of refined gold, silver or other metal, or the production and delivery of cathodic copper or zinc ingots is made by an independent third party refinery on a provisional basis, the Gross Value will be based upon the amount of such provisional settlement, but will be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by such refinery;

P. **"Plan of Operations"** means a plan prepared by or for Lessee that **1)** describes all operations (including but not limited to reclamation operations) that Lessee desires to conduct within the Area of Interest during the period of time described in said Plan of Operations, **2)** meets the requirements of AS 27.19, 11 AAC ch. 97, and 11 AAC 86.800 (Oct. 2003), as amended from time to time, as if all mineral interests held by Lessee within the Area of Interest comprised state mining locations under AS 38.05.185 et seq., and **3)** is submitted to and, as to operations proposed to be conducted on the Lands during the period of time covered by said Plan of Operations, approved by Lessor prior to the commencement of any of the operations described therein.

Q. **"Price of Gold"** means, for any calendar month, the average London Bullion Market Association P.M. Gold Fix for such month, calculated by dividing the sum of all such prices reported for the month in question by the number of days in such month for which such prices were reported.

R. **"Prime Rate"** means the interest rate quoted and published as "Prime" in The Wall Street Journal, under the heading "Money Rate," on the date any payment becomes due (or on the next business day, if such due date is not a business day).

S. **"Products"** means all Minerals, ores, metals, concentrates, leachates, precipitates, dore, bullion and other products containing Minerals which are produced from the Lands.

T. **"Royalty Interest"** means a royalty interest in and to the Lands equal to the following percentage of the Net Smelter Returns:

Price of Gold during any particular calendar month	% of Net Smelter Returns generated during such calendar month payable on account of the Royalty Interest
Up to and including $400	3.00%
Greater than $400 and up to and including $450	3.50%
Greater than $450 and up to and including $500	4.00%
Greater than $500 and up to and including $550	4.50%
Greater than $550	5.00%

U. **"Waste"** means all soil, materials, rock, or components thereof severed from the Lands or other lands within the Area of Interest which, either before or after processing, do not contain economic concentrations of Minerals. Waste thus includes but is not limited to soil stockpiles, mining waste, spent ore, milling waste (e.g., tailings), and other process waste derived from the Lands or other lands within the Area of Interest.

V. **"Week"** means a period commencing immediately following 24:00 hours on a Saturday and ending immediately prior to 24:00 hours on the next immediately succeeding Saturday.

W. **"Work Expenditures"** means those costs and expenses described in Exhibit D attached hereto.

2. GRANT OF LEASE

A. **Grant.** Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in this Lease, Lessor hereby leases exclusively to Lessee, its successors and assigns, all rights, titles, interests, and estates now owned or hereafter acquired by Lessor in and to the Lands for the purpose of exploring, developing, working, mining, milling, beneficiating, concentrating,

extracting, smelting, refining, storing, removing, transporting, and selling or otherwise disposing of any and all Minerals situated on, in, or under the Lands or other lands within the Area of Interest, to have and to hold for the term set forth in Paragraph 3 below.

Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in this Lease (including Part 1 of Exhibit A attached hereto), the grant made in this Paragraph 2 includes but is not limited to the following rights:

(1) the right to explore for, develop, work, mine, mill, beneficiate, concentrate, extract, smelt, refine, store, remove, transport, and sell or otherwise dispose of all Minerals situated on, in, or under the Lands;

(2) the right to mine the Lands by such methods and in such manner as Lessee shall elect, including but not limited to stripping, open-cut, open-pit, pit and dredge, shaft, underground, block caving, or other methods heretofore known or hereafter developed;

(3) the right to place and use excavations, openings, shafts, ditches, and drains on or below the surface of the Lands and to construct, erect, install, maintain, repair, use, replace, or remove, both on or below the surface of the Lands as necessary or desirable to effectuate the purposes hereof, roads, haulageways, trackage, conveyors, pipelines, crushers, mills, concentrators, smelters, refineries, and other processing facilities, water, fuel, power, and communications facilities, storage facilities, stockpiles, waste piles, tailings ponds, settling ponds, dams, sump pits, flumes and sluices, loading and shipment facilities, offices for the conduct of operations hereunder, residences for persons employed in the accomplishment of the purposes hereof, and other buildings, structures, facilities, machinery, and equipment necessary or desirable to effectuate the purposes hereof;

(4) the right to use, destroy, or cave so much of the surface and subsurface of the Lands as may be necessary, convenient, suitable for or incidental to any of the rights and privileges of Lessee hereunder or otherwise reasonably necessary or convenient for the purposes set forth in this Lease, without any obligation to preserve any portion of the same (Lessor hereby waiving all rights, statutory and otherwise, to subjacent support and to any

damages associated therewith (but not any rights to lateral support of any lands of Lessor adjoining the Lands));

(5) the right to use all easements and rights-of-way for ingress and egress to and from the Lands to which Lessor may be entitled;

(6) the right to appropriate and use, consistent with applicable laws of the State of Alaska, any surface or underground water or water rights now existing or subsequently discovered or developed in or on or with respect to the Lands;

(7) the right to occupy and use the Lands as described in this Paragraph 2 in connection with or in support of operations conducted by Lessee on lands within the Area of Interest other than the Lands;

(8) the right to satisfy Closure Obligations on the Lands in conformance with the provisions of this Lease and all applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of any Governmental Authority.

B. **Reservation.** Lessor hereby expressly reserves unto itself, its successors and assigns all estates, minerals, rights, and interests in and to the Lands that are not expressly granted by this Lease, together with the rights—exercisable by itself, its successors or assigns, or its or their agents in furtherance of its or their enjoyment of any or all such reserved estates, minerals, rights, and interests—to enter upon the Lands or any part or parts thereof, to conduct such activities or operations thereon, to occupy so much thereof, and to place such improvements thereon, at any and all times, but only to the extent that the exercise of such rights does not interfere unreasonably with the exercise by Lessee of the rights granted to it by this Lease. Lessor agrees that to the extent any activities or operations being engaged in or authorized by it pursuant to this Paragraph 2.B do unreasonably interfere with Lessee's exercise of the rights granted to it under this Lease, Lessor shall suspend or terminate the same, or arrange for the suspension or termination of the same, not later than **FIFTEEN (15) DAYS** after receipt of a written request for such suspension or termination from Lessee.

3. **TERM OF LEASE**

Unless sooner terminated in accordance with the provisions of this Lease, this Lease shall remain in full force and effect until 11:59 p.m. Alaska Standard Time on

DECEMBER 31, _____ [end of 15th Lease Year], and as long thereafter as Commercial Production of Minerals from lands within the Area of Interest continues.

4. MAINTENANCE OF TITLE

A. **Real Property Taxes.** During the term of this Lease, Lessee shall pay any and all real property taxes and assessments levied upon its interests in the Lands or its improvements or activities thereon by the State of Alaska, any municipality, or any other governmental entity. Lessee shall cause said taxes and assessments to be paid prior to the delinquency date. All such taxes and assessments paid by Lessee shall count as Work Expenditures. If Lessee fails to pay any such taxes or assessments, Lessor shall have the right, at its option, to pay the same for Lessee's account, whereupon Lessee shall become obligated to reimburse Lessor the amount so paid within **FIVE (5) DAYS** after receipt of demand therefor from Lessor. Lessee shall be responsible for reimbursing Lessor for any taxes or assessments imposed upon Lessor for local improvements or benefits which are attributable to Lessee's operations under this Lease. In addition, Lessee shall have the right to contest in the courts or otherwise the validity or amount of any taxes or assessments payable by it hereunder if Lessee deems the same to be unlawful, unjust, unequal, or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment, or equalization before Lessee shall be required to pay the same, so long as no interest in the Lands is made subject to possible loss for failure to pay any taxes or assessments during the pendency of any such contest or other proceeding.

B. **Mechanic's and Materialmen's Liens.**

(1) **Lessee's Responsibilities.** Lessee (a) shall be solely responsible for paying for all labor performed upon or materials furnished to the Lands at the request of Lessee, (b) shall keep the Lands free and clear of any and all mechanic's, mining, labor, or materialmen's liens arising out of or resulting from its operations on or off the Lands, including but not limited to the performance of labor upon or the furnishing of materials to the Lands at the request of Lessee, except those liens arising by operation of law for which payment is not yet due, and (c) shall post and record notices of nonresponsibility for the benefit of Lessor pursuant to AS 34.35.065 and AS 34.35.150 and any other similar applicable laws.

(2) **Lessor's Responsibilities.** Lessor (a) shall be solely responsible for paying for all labor performed upon or materials furnished to the Lands at

the request of Lessor, and (b) shall keep the Lands free and clear of any and all mechanic's, mining, labor, or materialmen's liens arising out of or resulting from its operations on or off the Lands, including but not limited to the performance of labor upon or the furnishing of materials to the Lands at the request of Lessor, except those liens arising by operation of law for which payment is not yet due.

(3) **Right To Contest Validity.** Either party may contest the validity of any such lien that may be filed.

5. **MINIMUM WORK COMMITMENT**

A. **Generally.** In order to keep this Lease in full force and effect, Lessee must incur the following Work Expenditures during the following Lease Years:

Lease Year	Amount for Lease Year	Cumulative Amount
1st	$ 125,000	$ 125,000
2nd	$ 187,500	$ 312,500
3rd	$ 250,000	$ 562,500
4th	$ 300,000	$ 862,500
5th and each following Lease Year until the commencement of Commercial Production of Minerals from lands within the Area of Interest	$350,000	Total for prior Lease Years + $350,000

The obligation to incur Work Expenditures for any particular Lease Year as described in this Paragraph 5 shall accrue on the first day of said Lease Year. If Lessee incurs Work Expenditures in excess of the amount required for any Lease Year, the excess shall be carried forward and applied against future Work Expenditure obligations arising under this Paragraph 5; provided, however, that—notwithstanding the amount of excess Work Expenditures carried forward from prior Lease Years—Lessee must incur *during* each Lease Year at least **TWENTY PERCENT (20%)** of the amount of Work Expenditures required for that Lease Year. Within **THIRTY (30) DAYS** after the end of each Lease Year, Lessee shall deliver an itemized report to Lessor detailing the amount of Work Expenditures

incurred by Lessee hereunder during said Lease Year. If Lessee fails to incur Work Expenditures in a timely manner in the amount required for any Lease Year, Lessee may deliver to Lessor, simultaneously with the itemized report which establishes that Lessee so failed or within **FIFTEEN (15) DAYS** after it is later established that Lessee so failed, a payment equal to the difference between the amount of Work Expenditures required to have been incurred and the amount of Work Expenditures actually incurred. If such payment is timely made, Lessee shall be deemed to have satisfied the particular Work Expenditure obligation for which such payment was made and this Lease shall continue in full force and effect; if such payment is not timely made, this Lease shall terminate effective the day after such payment was due, and upon such termination the parties hereto shall be relieved of all further rights, obligations, and liabilities under this Lease, except for rights, obligations, and liabilities incurred or accrued prior to the effective date of termination.

B. **Feasibility Report**. In addition to the foregoing, in order to keep this Lease in full force and effect, Lessee must deliver to Lessor no later than **DECEMBER 31, _____** [end of the 10th Lease Year], a Feasibility Report analyzing the feasibility for a mine to be constructed wholly or partly on the Lands. If Lessee fails to deliver such a Feasibility Report to Lessor in a timely manner, this Lease shall terminate effective **JANUARY 1, _____** [beginning of 11th Lease Year]. If Lessee delivers such a Feasibility Report to Lessor in a timely manner, this Lease shall continue in effect as provided in Paragraph 3 above.

6. **ADVANCE ROYALTY PAYMENTS**

A. **Payments.** On or before each due date set forth below, Lessee shall pay to Lessor, as non-refundable advance payments on account of the Royalty Interest (each, an "Advance Royalty Payment"), the corresponding amount set forth below:

Due Date	**Amount**
Upon execution of this Lease	$ 30,000
January 1, ____ [1st day of 2nd Lease Year]	$45,000
January 1, ____ [1st day of 3rd Lease Year]	$60,000
January 1, ____ [1st day of 4th Lease Year]	$75,000
January 1, ____ [1st day of 5th Lease Year]	$90,000
January 1, ____ [1st day of 6th Lease Year]	$105,000

January 1, ____	[1st day of 7th Lease Year]	$120,000
January 1, ____	[1st day of 8th Lease Year]	$135,000
First day of 9th Lease Year and of each Lease Year thereafter		$150,000

The obligation to make any particular Advance Royalty Payment as described in this Paragraph 6.A shall accrue on the date said payment is due and not before. Without limiting the materiality of any other obligations arising under this Lease, the parties hereby agree that the obligation to make any particular Advance Royalty Payment as described in this Paragraph 6.A is a material obligation.

B. **Recovery of Advance Royalty Payments**. All Advance Royalty Payments made to Lessor pursuant to Paragraph 6.A shall be recoverable by Lessee out of, and shall constitute an offset against, **FIFTY PERCENT (50%)** of any payments pursuant to the Royalty Interest payable to Lessor pursuant to Paragraph 7 below during the Lease Year for which the Advance Royalty Payment is made or any future Lease Years.

7. **ROYALTY INTEREST**

A. **Reservation of Royalty Interest**. Subject to the right of Lessee to recoup its Advance Royalty Payments in accordance with Paragraph 6.B above, Lessor hereby reserves, and Lessee shall pay to Lessor in the manner described in this Paragraph 7, the Royalty Interest.

B. **Payments on Account of Royalty Interest**. Payments on Account of the Royalty Interest shall be paid by Lessee to Lessor on or before the **THIRTIETH (30th) DAY** following the end of each calendar month during which the obligation to make payment on account of the Royalty Interest accrues. The obligation to make payments on account of the Royalty Interest shall accrue upon final settlement and final payment by the smelter, refinery or other buyer to Lessee for all Products sold, or upon the date of deemed sale for Products credited to Lessee's account with any smelter or refinery or disposed of other than by sale. All payments on account of the Royalty Interest shall be by Lessee's check or by wire transfer. All payments on account of the Royalty Interest shall be accompanied by a statement and settlement sheet showing the quantities and grades of Products mined and sold (or deemed to have been sold), the applicable Weekly Average Gold, Silver, Copper or Zinc Prices, Average Metal Price(s) (if applicable), costs, assays and analyses, and other pertinent information in sufficient detail to explain the

calculation of the payment. If Lessee is late in making any payment on account of the Royalty Interest, the amount due shall accrue a late fee in the amount of **FIVE HUNDRED AND NO/100 DOLLARS ($500.00)** plus interest from the date on which said payment became due, at the Prime Rate plus **TWO PERCENT (2%)**, accruing from the date said payment became due.

C. **Records**. Lessee shall keep and maintain detailed records of its operations under this Lease, including but not limited to a detailed operations log of the days and hours worked, the locations stripped and/or mined, the number of tons or cubic yards stripped and/or mined, the quantities of Minerals recovered, the calculation of Net Smelter Returns, and such financial and accounting records as are necessary to determine the Net Smelter Returns payable to Lessor hereunder and any mining license tax payable to the State of Alaska under AS 43.65.

D. **Audit**. On or before **MARCH 31** of each Lease Year, and within **NINETY DAYS (90)** days after termination of this Lease if such termination is not effective at the end of a Lease Year, Lessee shall deliver to Lessor **(1)** a year-end statement showing the amount of production royalties paid to Lessor during the prior Lease Year and **(2)** a copy of Lessee's mining license tax return for said Lease Year. All year-end statements shall be conclusively presumed true and correct after the expiration of **FOUR (4) MONTHS** from the date delivered, unless within said **FOUR (4)-MONTH** period Lessor takes written exception, delivered to Lessee, specifying with particularity the items excepted to and the basis for each exception. Lessor, at its expense, may cause an independent audit of the matters covered by each year-end statement to be performed by an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants, and said auditors shall have access at all reasonable times to all of Lessee's records relating to its operations within the Area of Interest. The cost of any such independent audit shall be borne by Lessor unless as a result of such audit it is established that Lessee failed to pay to Lessor during the relevant Lease Year at least **NINETY-NINE PERCENT (99.00%)** of the payments on account of the Royalty Interest due to Lessor during said Lease Year, in which case the cost of such audit shall be borne by Lessee.

E. **Grant of Security Interest.** Lessee hereby grants to Lessor a security interest in all Minerals extracted from the Lands as said Minerals are extracted and in all proceeds derived from sales or other disposals (including but not limited to accounts arising out of sales or other disposals) of such Minerals at the minehead, which security interest is intended to attach as said Minerals are extracted. Said security interest shall be subject to any and all rights of any bona fide purchasers

of said Minerals but, unless otherwise subordinated, shall be the senior security interest in such as-extracted collateral. Said security interest is granted to Lessor to secure Lessor's rights to receive payments on account of the Royalty Interest under this Paragraph 7. Lessee hereby authorizes Lessor to record and file from time to time financing statements in the form attached hereto as Exhibit C and continuation statements relating thereto in all such offices as it deems necessary or desirable to perfect and continue the perfection of said security interest.

F. **Hedging Activities.** Lessor acknowledges that the purpose of reservation of the Royalty Interest is to pay to Lessor a Royalty Interest on the basis of value of the Products produced by Lessee as established by the Weekly Average Gold, Silver, Copper or Zinc Price, or the Average Metal Price, as applicable, regardless of the price or proceeds actually received by Lessee for or in connection with Products or the manner in which a sale or other disposal of Products to a third party is made by Lessee. Lessor further acknowledges that Lessee shall have the right to market and sell or refrain from selling Products in any manner it may, in its sole discretion, elect, and that Lessee shall have the right to engage in forward sales, futures trading or commodity options trading, and other price hedging, price protection, and speculative arrangements (collectively, "Trading Activities") which may, but not necessarily, involve the possible delivery of Products. Lessor and Lessee specifically acknowledge and agree that Lessor shall not be entitled to participate in the proceeds or be obligated to share in any losses generated by Lessee's actual marketing or sales practices or by its Trading Activities. Lessee may sell Products to any purchaser it wishes.

G. **Commingling of Ores.** Lessee shall have the right of mixing or commingling, either underground, at the surface, or at processing plants or other treatment facilities, any material containing Minerals mined or extracted from the Lands with any similar substances derived from other lands or properties, provided that the commingling is accomplished only after the material has been fairly and accurately weighed and sampled. Lessee shall use commingling procedures acceptable in the mining and metallurgical industry which are accurate and cost-effective for the type of mining and processing activity being conducted. The records relating to commingled ores shall be available for inspection by Lessor, at Lessor's sole expense, at all reasonable times, and shall be retained by Lessee for a period of **TWENTY-FOUR (24) MONTHS**.

H. **Sampling, Assay, and Analysis.** Any determination of weight, volume, moisture content, amenability, or pay metal or mineral content, and any sampling and analysis by Lessee, shall be binding upon Lessor if made in accordance with

sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the mining and milling industry.

I. **Ore Processing.** All determinations with respect to (a) whether ore will be beneficiated, processed or milled by Lessee or sold in a raw state, (b) the methods of beneficiating, processing or milling any such ore, (c) the constituents to be recovered therefrom, and (d) the purchasers to whom any Minerals may be sold, shall be made by Lessee in its sole and absolute discretion.

J. **Waste Rock, Spoil and Tailings.** The ore, mine waters, leachates, pregnant liquors, pregnant slurries, and other products or compounds of Minerals derived from the Lands shall be the property of Lessee subject to the obligation to make payments on account of the Royalty Interest as provided for above. Lessee shall not be liable for Mineral values lost in mining or processing if such mining or processing is consistent with sound mining and metallurgical engineering practices. The Royalty Interest shall be payable only on Minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and such waste and residue shall be the sole property of Lessee. Lessee shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and Lessor shall have no claim or interest therein or in or to proceeds or Mineral values recovered therefrom, provided that any actual reprocessing or sales of such materials shall be burdened by the obligation to pay the Royalty Interest.

8. **AREA OF INTEREST ROYALTY**

If Lessee or any Affiliate of Lessee hereafter acquires during the term of this Lease any interest in any locations made by Lessee or any Affiliate of Lessee under the federal or state mining laws) within the Area of Interest, Lessee **A)** shall deliver to Lessor within **FIFTEEN (15) DAYS** after such acquisition notice of such acquisition and **B)** shall execute, acknowledge, and deliver to Lessor within **NINETY (90) DAYS** after such acquisition (unless Lessor notifies Lessee within **SIXTY (60) DAYS** after receipt of notice of such acquisition from Lessee that Lessor does not want to receive such a conveyance) a conveyance (in the form attached hereto as Exhibit F) of an overriding royalty interest in and to such acquired property. (The provisions of this Paragraph 8 shall not apply to any interest now owned or hereafter acquired by Lessee or any Affiliate of Lessee in any locations made by any other person under the federal or state mining laws.)

Lessee shall cause its Affiliates to comply with the provisions of this Paragraph 8.

9. REPRESENTATIONS AND WARRANTIES

A. **Representations and Warranties of Lessor.** Lessor represents and warrants that it has the full right, power, and authority to enter into and perform this Lease. Lessor makes no representations or warranties respecting its title to the Lands, the existence of any Minerals on any of the Lands, the existence of legal or practical access to the Lands, or the fitness of the Lands for any particular purpose.

B. **Representations and Warranties of Lessee.** Lessee hereby represents and warrants that it is an Alaska corporation in good standing, is qualified to do business and is in good standing in the State of Alaska, and has the full right, power, and authority to enter into and perform this Lease. Lessee further represents and warrants as follows:

(1) **Corporate Actions; No Conflicts.** All requisite corporate action on its part, and on the part of its officers, directors, and shareholders, necessary for the execution, delivery, and performance of this Lease and all other agreements or instruments contemplated hereby, have been taken. The execution, delivery, and performance of this Lease will not violate any provision of Lessee's articles of incorporation or bylaws or any provision of any indenture, agreement, or other instrument to which it is a party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement, or other instrument.

(2) **Brokers.** It has not utilized the services of a broker or a finder in the negotiation and/or execution of this Lease, and it has not incurred any obligation to pay a broker's commission or finder's fee upon the execution and consummation of this Lease.

(3) **Consent.** No governmental or third party consents or approvals are required in connection with its execution and delivery of this Lease or any other agreement or instrument contemplated hereby.

10. TITLE DEFECTS

A. **Defects.** In the event that Lessee concludes at any time after the execution of this Lease that title to the Lands or any part thereof is defective in any respect, Lessee may take any and all actions reasonably appropriate to cure any such defect. All reasonable costs and expenses incurred by Lessee in so doing shall constitute

Work Expenditures hereunder. Lessor shall cooperate with Lessee in curing any defect in title identified by Lessee and shall execute such documents and take such other actions as Lessee may reasonably request in connection with such title curative actions; provided, however, that all costs and expenses incurred by Lessor in connection with such cooperation or other actions shall be reimbursed to Lessor by Lessee within **THIRTY (30) DAYS** after receipt of an invoice describing the same. **Lessor shall have no liability to Lessee, or other third party, for any defect in title.**

B. **Lessor Interest.** Notwithstanding any due diligence investigation conducted by Lessee, Lessee's obligation to make Advance Royalty Payments and payments on account of the Royalty Interest provided for under this Lease is based upon Lessor's ownership of the full undivided interest in the Lands. If it is determined that Lessor owns less than the full undivided interest therein, Lessor's total right to receive Advance Royalty Payments and payments on account of the Royalty Interest hereunder shall bear the same proportion to **ONE HUNDRED PERCENT (100%)** as its total interest bears to the full undivided whole.

11. OPERATIONS

A. **Generally.** Subject to Paragraphs 11.B-11.F below, all operations of Lessee pursuant to this Lease and the timing, manner, and extent of conducting the same (including but not limited to whether to conduct such operations on its own or through independent contractors and consultants) shall be subject to and within the reasonable judgment and discretion of Lessee; provided, however, that Lessee shall exercise its judgment and discretion in good faith and shall conduct its operations in a workmanlike manner in accordance with the best demonstrated and available methods, processes, standards, and technologies employed in the mining industry at the time Lessee commences any particular operations.

B. **Compliance With Laws.** Subject to Paragraphs 11.C-11.E below, with respect to its operations on the Lands Lessee shall comply with all applicable laws, rules, regulations, ordinances, permits, approved plans of operations, approved reclamation plans, and orders of any Governmental Authority; provided, however, that Lessee shall have the right to contest, in good faith, the applicability of any such laws, rules, regulations, ordinances, or orders to it or its operations hereunder or any alleged violations by it of any of the foregoing. Without limiting the generality of the foregoing, in order to keep Lessor apprised of the efforts made by Lessee to comply with the obligations set forth in this Paragraph 11.B without in any way impinging on the rights and duties of Lessee set forth in Paragraph 11.A

above, Lessee shall promptly deliver to Lessor a copy of each permit application, proposed plan of operations, proposed reclamation plan, or similar application, proposal, request, or notice filed by Lessee in connection with operations under this Lease as well as a copy of each permit, approval, notice of violation, citation, agency order, court order, or similar authorization, notice, or order received by Lessee in connection with operations under this Lease.

C. **Governmental Approvals.** Lessee shall be solely responsible for obtaining any and all licenses, permits, approvals, and other authorizations required by any Governmental Authority which are applicable to operations under this Lease. Subject to Paragraphs 11.D-11.E below, Lessor in good faith and in a timely manner shall give such consents to Lessee's proposed operations as may be required by a Governmental Authority before it will issue a license, permit, approval, or other authorization to Lessee.

D. **Plan of Operations**

(1) **Generally.** A Plan of Operations for all or part of the Lands must be approved by Lessor before any operations may be undertaken on, in, or under the Lands to be affected. A request for an amendment to a previously approved Plan of Operations must be approved by Lessor if Lessee desires to deviate significantly from the previously approved Plan of Operations. A request for approval of a Plan of Operations, an amendment to a previously approved Plan of Operations, or an extension of a previously approved Plan of Operations must contain sufficient information, based on data reasonably available at the time the plan is submitted for approval, for Lessor to determine the surface and subsurface impacts directly associated with the proposed operations.

(2) **Request for Approval.** A request for approval of a Plan of Operations must be submitted to Lessor at least **SIXTY (60) DAYS** before operations under the Plan of Operations are proposed to begin. A request for approval of an amendment to or extension of a previously approved Plan of Operations must be submitted to Lessor at least **THIRTY (30) DAYS** before operations under the amendment or extension are proposed to begin. When submitting a request for approval of a proposed Plan of Operations or a request for approval of an amendment to or extension of a previously approved Plan of Operations, Lessee shall submit an original and two copies of the request and all supporting documents and information.

(3) **Approval by Lessor**

(a) **Generally.** Lessor shall approve or reject a Plan of Operations within approximately **SIXTY (60) DAYS** of receipt of such Plan of Operations from Lessee or approve or reject an amendment to or extension of a previously approved Plan of Operations within approximately **THIRTY (30) DAYS** of receipt from Lessee. In approving a Plan of Operations or an amendment to or extension of a previously approved Plan of Operations, Lessor will require such modifications as Lessor determines to be necessary to protect Lessor's interest. Lessor will not require a modification that would deprive Lessee of reasonable use of the rights granted to it by this Lease.

b) **Bonding or Reclamation Fund**

(i) **Generally.** In approving a Plan of Operations or an amendment to or extension of a previously approved Plan of Operations, Lessor may require Lessee either **(a)** to post with and for the benefit of Lessor a bond or other financial security sufficient in nature and amount to guarantee both interim and final reclamation of the Lands to the standards required under this Lease and under all applicable Environmental Laws relating to Lessee's operations on the Lands or **(b)** to establish a fund to be used to cover anticipated future costs of reclaiming disturbances caused by Lessee's operation on Lands and otherwise to comply with all Environmental Laws applicable to the operations of Lessee under or pursuant to this Lease.

(ii) **Bonding.** The initial amount of the bond or other financial security shall be as mutually agreed upon by Lessor and Lessee. Commercial surety bonds issued by bonding companies rated "A+," "A," or "A-" by Best's shall be acceptable bonds hereunder. If any Governmental Authority requires posting of a reclamation bond or other financial security respecting reclamation, Lessee nevertheless shall be required to post a bond or other financial security hereunder for the benefit of Lessor, but only to the extent the amount required by this Lease exceeds the amount of the bond or other financial security provided in favor of such Governmental Authority. To the extent permitted by

law, Lessee shall name Lessor as co-beneficiary on any bond or other form of financial security provided in favor of a Governmental Authority. Lessor shall have the right any time to require verification of the amount of the bond or other financial security provided pursuant to this paragraph. Such bond or other financial security shall be provided in such manner that **a)** it cannot be canceled, liquidated, or otherwise terminated or reduced in whole or part without Lessor's written permission (which shall not be unreasonably withheld) and **b)** either **i)** Lessor shall be able to obtain a valid prior perfected security interest (solely for ensuring proper reclamation) in the bond or other financial security or **ii)** in the opinion of Lessor's legal counsel the bond or other financial security will not be subject to the claims of Lessee's creditors in a bankruptcy proceeding.

(iii) **Reclamation Fund.** Such fund shall be created in such manner that **a)** it cannot be canceled, liquidated, or otherwise terminated or reduced in whole or part without Lessor's written permission (which shall not be unreasonably withheld) and **b)** either **i)** Lessor shall be able to obtain a valid prior perfected security interest (solely for ensuring proper reclamation and environmental compliance) in the fund or **ii)** in the opinion of Lessor's the fund will not be subject to the claims of Lessee's creditors in a bankruptcy proceeding. Such fund shall be maintained in a separate trust account or escrow, shall not be commingled with the monies of Lessee, and at all times shall contain an amount sufficient to pay all of the foregoing costs of Lessor in the event Lessee discontinues its operations on the Lands at any time during the immediately succeeding Lease year. Monies in such fund shall be used only for the foregoing purposes and only after the consent of Lessor to withdraw such monies has been obtained. The initial amount of such fund shall be mutually agreed upon by Lessee and Lessor. Lessor shall have the right at any time to require verification of the continued existence and present amount of such fund. To the extent that Lessee has posted an acceptable bond or other financial security with any Governmental Authority for the foregoing

purposes, then Lessee shall be required to maintain a fund established under this paragraph but only to the extent the amount required by this Lease to be maintained therein exceeds the amount of the bond or other financial security provided in favor of such Governmental Authority.

(4) **Environmental Audit.** In approving a Plan of Operations or an amendment to or extension of a previously approved Plan of Operations, or before acknowledging the satisfaction by Lessee of all Closure Obligations, Lessor may require Lessee to obtain an independent environmental audit acceptable to Lessor, of all or portions of the Lands identified by Lessor. Lessee shall promptly remediate, at its expense, any environmental contamination identified in this audit.

(5) **Completion of Operations.** Upon completion of operations on the Lands under an approved Plan of Operations, Lessee shall inspect the Lands and submit a report indicating the date on which said operations were completed and identifying and describing any noncompliance of which Lessee is aware, together with its plan for correcting such noncompliance. In addition, when required pursuant to Paragraph 11(D)(4) above, Lessee shall obtain an independent environmental audit acceptable to Lessor of all or portions of the Lands identified by Lessor. Lessee shall promptly remediate, at its expense, any environmental contamination identified in this report.

(6) **Environmental Audit Recommended**. Lessor recommends that Lessee obtain an environmental audit prior to entry onto the Lands. If no environmental audit is required under Paragraph 11.D(4), or if Lessee chooses not to obtain an environmental audit voluntarily and there is contamination later found, there is a rebuttable presumption that Lessee caused the contamination. If Lessee denies that it caused the contamination, the issue may be processed under Paragraph 26.I, Dispute Resolution. The presumption may be rebutted by clear and convincing evidence.

E. **Surface Resources, Heap Leach Mining, In Situ Mining, and Hazardous Materials.**

(1) **Surface Resources**

(a) **Timber.** Lessee shall be liable to Lessor for damage to any standing merchantable timber on the Lands resulting from Lessee's operations, and immediately shall pay Lessor therefor, unless Lessee otherwise complies with this Paragraph 11.E(1)(a). Lessee shall notify Lessor, in advance, of its operations hereunder and the locations thereof which might require removal of house quality logs greater than eight inches in diameter or other merchantable timber from the Lands, and shall consult with Lessor respecting such proposed operations. Thereafter, if the operations of Lessee result in the removal from any portion of the Lands of house-quality logs greater than eight inches in diameter or other merchantable timber, Lessee shall, if requested by Lessor, stack and deck such logs or other merchantable timber as near the place of harvest as is reasonably practicable (provided that Lessee may stack and deck such logs or other merchantable timber in an area that will not unreasonably interfere with its planned operations) and otherwise in such place and manner as will allow for the efficient removal of the same by Lessor. Lessor shall insure that such timber is removed from the Lands as soon as reasonably possible, if failure to remove the same will impair materially or interfere unreasonably with the operations of Lessee under this Lease. If any such timber is not removed from the Lands within **SIXTY (60) DAYS**, Lessee may proceed with its planned operations and shall have no liability to Lessor with respect to the loss of such timber. The determination of whether logs are house-quality or otherwise as to the merchantability of any timber removed shall be governed by the standards then generally in effect in the wood products industry in the vicinity of the Lands. All merchantable timber shall be harvested in accordance with the reasonable specifications of Lessor provided to Lessee prior to commencement of harvesting. Upon harvesting, stacking, and decking of such merchantable timber in accordance with the provisions of this Paragraph 11.E(1)(a), Lessee shall not be further liable to Lessor for or as a result of the harvesting of said timber, the loss of any of the same, or the stacking, decking, storage, and removal thereof. All costs of harvesting, stacking and decking house-quality logs and other merchantable timber incurred by Lessee (including all payments made to third party contractors to perform such services) shall constitute Work Expenditures under this Lease.

(b) **Sand and Gravel.** Lessee may extract and remove from the Lands such sand, gravel, rock, or other common varieties of materials as it deems necessary or desirable; provided, however, that Lessee may not use outside the Area of Interest such common varieties of materials without the written consent of Lessor, which consent may be withheld for any reason, and without paying fair market value therefor to Lessor. Said fair market value shall equal the total cost of obtaining the same quantity of comparable materials from a third party and delivering the same to the site where the same is proposed to be used or sold.

(2) **Heap Leach Mining, In Situ Mining, and Hazardous Materials.**

(a) **General Restriction and Requirement.** Without the express written consent of Lessor (which consent may be withheld by Lessor in its sole discretion), Lessee shall not conduct heap leach, in situ or solution mining, or allow the release of any Hazardous Material onto or into the Lands except explosives used in the ordinary course of construction or mining conducted in accordance with industry standards. In addition, in the event of any unauthorized or other improper release of any Hazardous Material onto or into the Lands, Lessee **(i)** shall promptly notify the Lessor and any Governmental Authority that must be notified, **(ii)** shall promptly initiate operations to clean up and remediate such release, and **(iii)** shall take all actions necessary to clean up and remediate any such release in accordance with its Plan of Operations approved hereunder and the requirements of any applicable law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice, or binding agreement issued, promulgated, or entered into by any Governmental Authority relating to such Hazardous Material. Without limiting any other provision of this Lease, any breach by Lessee of this Paragraph 11.B(2)(a) shall be considered to be a material breach of this Lease for which this Lease may immediately be terminated by Lessor, after giving notice and an opportunity to remedy the default, pursuant to Paragraph 18 hereof.

(b) **Purchase of Lands**

(i) **Generally.** Notwithstanding the provisions of Paragraph 11.E(2)(a) above, if Lessee determines that it desires to conduct heap leach, in situ or solution mining, or manufacture, manage, transport, store, use, dispose of, or release one or more Hazardous Materials on, onto, in, or into the Lands or any part thereof (other than the use in accordance with all applicable laws and industry standards of **(a)** fuels, lubricants, transmission fluids, hydraulic fluids, brake fluids, and similar consumables used in the ordinary course of operating and maintaining mining equipment and **(b)** explosives used in the ordinary course of construction or mining) in connection with or in furtherance of Lessee's operations hereunder (regardless of whether such manufacture, management, transportation, storage, use, disposal, or release is for the purpose of conducting heap leach mining, in situ or solution mining, or other activities or operations), the parties agree that it may be necessary or desirable for Lessee to do so on lands owned by Lessee. Thus, the parties have agreed to the following additional procedures governing the possible purchase of some or all of the Lands from Lessor.

(ii) **Identification of Lands.** Based on a completed Feasibility Report, Lessee shall identify in consultation with Lessor that portion of the Lands on which **(a)** heap leach, in situ or solution mining is to be conducted, or **(b)** on which any Hazardous Material, or any material containing any Hazardous Material, will be manufactured, managed, transported, stored, used, disposed of, or released (except for such use in accordance with all applicable laws and industry standards as may be allowed in Paragraph 11.E(2)(b)(i) above), or **(c)** on or in which there is a reasonable possibility of a release of a Hazardous Material occurring (other than a release of explosives in the ordinary course of construction or mining), or **(d)** on or in which a release of a Hazardous Material has occurred (other than a release of explosives in the ordinary course of construction or mining). Such lands shall be identified prior

to the time the use of Hazardous Materials on the Lands is initiated, and at any time thereafter when appropriate (including but not limited to immediately following when an unauthorized or other improper release of Hazardous Materials has occurred). Such identified lands shall include, without limitation, the site of any mill facility or tailings impoundment and, if appropriate given all relevant chemical characteristics, the site of any storage area or dump for overburden, low-grade ore stockpile, waste rock, spent ore, or other material. Before the use of Hazardous Materials on such lands is initiated, Lessee shall conduct a study of such lands prepared by a qualified independent third party, which study shall be sufficient to establish the extent to which Hazardous Materials already are present (except in the case of lands in or on which a release by Lessee of a Hazardous Material already has occurred, in which event such study also shall identify the time and source of contamination). If only a portion of the Lands are identified for possible purchase, the identified Lands shall be an existing subdivided parcel and/or aliquot part parcel that does not require subdivision in accordance with Fairbanks North Star Borough subdivision ordinances or Governmental Authority.

(iii) **"Put" by Lessor to Lessee.** At its sole option, within **NINETY (90) DAYS** of receipt of a notice of land identification pursuant to subparagraph (ii) above, Lessor may tender to Lessee—for its purchase pursuant to the terms of this Paragraph 11.E(2)(b)—a quitclaim deed to the surface estate in those of the Lands identified pursuant to the procedures set forth in subparagraph (ii) above, subject to a reservation to Lessor of the estates, minerals, rights, and interests typically reserved to the State under AS 38.05.125 (2004)—which reservation shall recite that such reserved estates, minerals, rights, and interests are subject to this Lease to the extent such estates, minerals, rights, and interests were so subject prior to the conveyance of the surface—and Lessee shall accept such tender.

(iv) **Price.** The purchase price to be paid by Lessee for those interests in and to the Lands or portion of the Lands that are tendered to it by Lessor pursuant to this Paragraph 11.E(2)(b) shall be fair market value of the surface of said Lands, without regard to the value of the Minerals or any other estates, rights, or interests in those Lands, as determined by agreement of the parties. If the parties are unable to agree on the fair market value purchase price, Lessor shall secure an appraisal report for the property prepared by an MAI appraiser. If Lessee disagrees with this value, Lessee may obtain a second MAI appraisal at its sole expense. If the parties are still unable to agree to a land value after review of the two appraisals, the two appraisers shall select a third MAI appraiser. The value given by the third appraiser shall be binding on both parties. The cost of the third appraisal shall be shared equally by the parties.

(v) **Tender of Title by Lessee.** Upon Lessor's written request delivered to Lessee within one year after the conclusion of mining operations on the Lands and all required Closure Obligations including environmental audits, remediation, reclamation and removal operations, Lessee shall deliver to Lessor a special warranty deed (representing and warranting only that title is free of any liens, encumbrances, or other interests arising by, through, or under Lessee but not otherwise) to the surface estate to any Lands it has purchased pursuant to this Paragraph 11.E(2)(b). When the Lessor accepts delivery of the deed, Lessee's obligations to indemnify Lessor for said property under the provisions of Paragraph 12 (Indemnification) will end, notwithstanding the fact that the **SIX (6) YEAR** term has not expired.

F. **Stockpiling.** Lessee may stockpile within the Area of Interest ores produced from the Lands prior to milling, concentrating, processing, selling, or otherwise disposing of such ores, but nothing shall limit or terminate Lessor's right to receive royalty under Paragraph 7 above on Minerals derived from such stockpiled ores when and if such ores are sold or otherwise disposed of. Lessee may stockpile ores produced from the Lands on other lands within the Area of Interest only after it has entered into an agreement with the owner or owners of said other

lands which recognizes Lessor's right to receive royalty under Paragraph 7 above on Minerals derived from such stockpiled ores and Lessor's prior security interest in and to such ores granted pursuant to Paragraph 7.E above.

12. INDEMNIFICATION.

Lessee shall exercise all of its rights, perform all of its obligations, and carry on all of its operations under this Lease entirely at its own risk and responsibility. Lessee shall defend, indemnify, and hold harmless Lessor, its Board of Regents, officers, employees, and agents from and against any and all loss, expense, damage, claim, demand, judgment, fee, charge, lien, liability, action, cause of action, or proceeding of any kind whatsoever, whether arising on account of damage to or loss of property or personal injury, emotional distress, or death, arising directly or indirectly in connection with **A)** any breach by Lessee of its representations or warranties set forth in this Lease, or **B)** the performance, activities, or operations of Lessee, its employees, agents, representatives, contractors, subcontractors and invitees under this Lease, whether the same arises before or after completion of Lessee's activities or operations or the termination or expiration of this Lease, except for injury resulting from Lessor's gross negligence, willful misconduct, or intentional injury. Without limiting the survival of any other provisions in this Lease, the parties hereby agree that this indemnification clause shall survive any termination or expiration of this Lease and shall continue as an obligation of Lessee for **SIX (6) YEARS** following the day upon which Lessee receives final written confirmation from the last Governmental Authority (other than Lessor) exercising jurisdiction over the operations of Lessee that Lessee has satisfied all Closure Obligations respecting the Lands. In the event any part of this indemnification clause is determined to be contrary to law or public policy, Lessee agrees to provide Lessor with the maximum indemnification allowed by law.

13. INSURANCE

During the term of this Lease and for so long thereafter as Lessee is exercising any rights or satisfying any obligations under Paragraph 20 below, Lessee shall maintain in force at all times and at its sole cost such insurance as is set forth in Exhibit E attached hereto. Lessee shall present to Lessor proof of such insurance and endorsements prior to commencing work. Failure to furnish satisfactory evidence of insurance, lapse of a policy, or inadequate limits, is a material breach and grounds for termination of this Lease by Lessor after giving notice and an opportunity to remedy the default pursuant to Paragraph 18 below. Failure of Lessor to demand such certificates or other evidence of full compliance with these insurance requirements or failure of Lessor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Lessee's

obligation to maintain such insurance. If Lessee fails to maintain the insurance as set forth herein, Lessor shall have the right, but not the obligation, to purchase said insurance at Lessee's expense. Lessee may self-insure with respect to such insurance; otherwise, all insurance policies must be issued by companies admitted to do business in the State of Alaska and have a rating of A-, Class VII or better in the most recently published edition of Best's Reports. The costs of such insurance (or, if Lessee elects to self-insure, the equivalent of the costs that would be incurred by Lessee to obtain such insurance from third party providers) shall count as Work Expenditures. Where specific limits are shown, it is understood that they shall be the minimum acceptable limits. If Lessee's policy contains higher limits, Lessor shall be entitled to coverage to the extent of such higher limits. Lessee will endeavor in good faith to provide **THIRTY (30) DAYS** prior written notice to Lessor if any insurance is suspended, voided, cancelled by either party, reduced in coverage, reduced in limits below minimum required limits, or non-renewed. Lessee shall ensure that each person using the Lands pursuant to this Lease, including its own contractors and subcontractors and the contractors and subcontractors of its invitees, shall have in place such insurance policies in compliance with this Paragraph 13 and Exhibit E attached hereto prior to commencing work. At its discretion, Lessee may modify the minimum insurance limits for its contractors and subcontractors, but failure or inability to secure the required minimum, or fully adequate, insurance shall in no way relieve Lessee of the responsibility for its own acts or the acts of any contractors, subcontractors, or any employees, agents, or invitees of either. If Lessor is damaged by the failure of Lessee or any of Lessee's contractors or subcontractors to maintain insurance as required in this section, then Lessee shall bear all reasonable costs properly attributable to that failure.

14. **INSPECTION**

After notifying Lessee's local representative by telephone, facsimile transmission or letter, at least **TWENTY-FOUR (24) HOURS** in advance of Lessor's proposed entry onto the Lands (or after notifying Lessee's other representative designated under Paragraph 25 if Lessee's local representative cannot be contacted by telephone), Lessor and its agents or authorized representatives may enter upon the Lands at any and all reasonable times for the purpose of inspection, but shall enter at Lessor's own risk, shall comply with any safety requirements and restrictions imposed by any applicable laws and regulations and such reasonable safety requirements and restrictions as may be imposed by Lessee, and shall not unreasonably interfere with the operations of Lessee.

15. **INFORMATION AND REPORTS**

At all reasonable times during the term of this Lease and for so long thereafter as Lessee is exercising any rights or satisfying any obligations under Paragraph 20 below, Lessee

shall make available for inspection, analysis, and copying by Lessor any and all documents and other information in its possession relating to the Lands or operations thereon. Documents and other information relating to the Lands or operations thereon include, but are not limited to, **A)** all title documents and title information, **B)** all geological, metallurgical, engineering, permitting, and operating information, reports, studies, and records (including but not limited to maps, logs, assays, analyses, field notes, photographs, analyses of resources or reserves (whether proven, probable, inferred, or otherwise labeled)permit applications, permits, construction drawings, and production records, but excluding information respecting proprietary techniques or processes and information respecting prospective or actual profitability or rates of return), and **(C)** all rock, mineral, soil, plant, and water samples (insofar as the same have not been consumed or destroyed during analysis). In addition, within **TWO (2) MONTHS** after the end of each Lease Year (and within **TWO (2) MONTHS** after the termination of this Lease), Lessee shall deliver to Lessor a report describing in detail the nature, extent, and results of operations conducted by Lessee pursuant to this Lease on or for the benefit of the Lands during said Lease Year. Also, within **SIX (6) MONTHS** after the expiration or termination of this Lease, Lessee shall, to the extent requested by Lessor, transfer ownership and possession to Lessor of all rock, mineral, soil, plant, and water samples taken from the Lands (insofar as the same have not been consumed or destroyed during analysis). Lessee acknowledges that this Paragraph 15 constitutes a material obligation of Lessee and that Lessor shall be entitled to seek, among any of the other remedies available to it, specific performance for any breach hereof by Lessee. Lessee makes no representations or warranties as to the accuracy, reliability or completeness of any of the data and information referred to in this Paragraph 15 and Lessor shall rely on the same at its sole risk. Upon expiration or termination of this Lease (other than pursuant to the exercise of the option granted pursuant to Paragraph 7 above), any and all documents and other information provided to Lessor pursuant to this Paragraph 15 shall become the property of Lessor, and Lessee agrees that no such documents or other information shall be divulged or made available to anyone without the prior written consent of Lessor (which consent may be withheld by Lessor in its sole discretion).

16. NO IMPLIED COVENANTS

There are no implied covenants in this Lease other than each party's covenant to act in good faith.

17. VOLUNTARY TERMINATION BY LESSEE

Lessee shall have the right to terminate this Lease in whole or in part at any time by giving a minimum of **SIX (6) MONTHS** written notice of termination to Lessor and

describing in such notice that portion of the Lands as to which this Lease is terminated; provided that no partial termination hereunder shall result in the creation of any isolated, inaccessible, or otherwise unmarketable parcel of lands formerly subject to this Lease. Such termination shall be effective on the date such notice is delivered to Lessor or on such later date as may be set forth in the notice. Upon such termination, the parties hereto shall be relieved of all further rights, obligations, and liabilities under this Lease with respect to that portion of the Lands as to which such termination applies, except for rights, obligations, and liabilities incurred or accrued prior to the effective date of termination and Paragraph 27, Survival. If Lessee terminates this Lease in part, this Lease shall remain in full force and effect with respect to that portion or portions of the Lands as to which this Lease is not terminated, and no such partial termination shall reduce the amount of any option payment payable under Paragraph 6 or the amount of any annual minimum Work Expenditure requirement under Paragraph 5.

18. TERMINATION FOR MATERIAL BREACH

The failure of a party hereto to keep or perform any material obligation on its part to be kept or performed according to the terms and provisions of this Lease shall, at the election of the non-defaulting party, constitute a material breach of this Lease unless cured as hereinafter provided. In the event of any such material breach and election by the non-defaulting party, the non-defaulting party shall first deliver to the defaulting party a written notice of its intention to declare a material breach of this Lease, specifying the particular material breach or breaches relied upon. The defaulting party then shall have either A) in the case of payments due under this Lease, **TEN (10) DAYS** after delivery of such notice in which to make the required payment, or B) in the case of all other material obligations, a reasonable time under the circumstances (which in any event shall not be less than **THIRTY (30) DAYS** after delivery of such notice) in which to cure such specified breach or breaches in a diligent manner. If a specified material breach is not cured within the time required, the non-defaulting party may terminate this Lease by delivering written notice to that effect to the defaulting party. If the defaulting party disputes that a material breach has occurred, it shall deliver to the non-defaulting party written notice to that effect, the question shall be determined in accordance with applicable law, and the time to cure any such material breach shall be suspended while the dispute is being resolved. During that period, this Lease shall remain in full force and effect and Lessee shall retain all of its rights under the Lease. Except as otherwise provided in Paragraphs 5 or 17 above, this Lease may be terminated only on the basis of a material breach which is not cured. In the event the non-defaulting party terminates this Lease on account of a material breach, the parties hereto shall be relieved of all rights, obligations, and liabilities under this Lease, except for rights, obligations, and liabilities incurred or accrued prior to the effective date of termination and Paragraph 27, Survival.

Notwithstanding the foregoing, nothing in this Paragraph 18 shall affect or limit in any way the rights of Lessee set forth in Paragraph 17 above.

19. SURRENDER OF POSSESSION AND RECONVEYANCE

Upon the expiration or termination of this Lease for any reason whatsoever, Lessee **A)** shall promptly surrender to Lessor those of the Lands to which such expiration or termination applies except to the extent that Lessee needs to retain possession of such Lands to exercise its rights and to satisfy its obligations under Paragraph 20 below and **B)** shall execute, acknowledge, and deliver to Lessor a quitclaim deed conveying to Lessor all of its rights, titles, and interests in and to those of the Lands to which such expiration or termination applies, subject to the rights and obligations of Lessee under Paragraph 20 below.

20. LESSEE'S CONTINUING RIGHTS AND OBLIGATIONS

The obligations of Lessee arising under this Paragraph 20 shall accrue on the effective date of this Lease.

A. **Removal of Personal Property and Improvements.** Within **TWELVE (12) MONTHS** after the expiration or termination of this Lease, unless otherwise agreed to in writing by Lessor, Lessee shall remove from those of the Lands to which such expiration or termination applies the buildings, improvements fixtures, equipment, machinery, severed ores (subject to Lessor's rights to receive royalty thereon), and other personal property belonging to Lessee (except to the extent that such buildings, improvements, fixtures, equipment, machinery, severed ores, and other personal property are needed by Lessee to carry out its Closure Obligations described below, if which case said buildings, improvements, fixtures, equipment, machinery, severed ores, and other personal property shall be removed within **THIRTY (30) DAYS** of completion of Closure Obligations).

B. **Closure Obligations and Removal of Personal Property and Improvements.** As soon as practicable after the expiration or termination of this Lease for any reason whatsoever, Lessee **1)** shall complete all Closure Obligations as is required by this Lease or by any applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of Governmental Authority, **2)** shall remove from those of the Lands to which such expiration or termination applies the buildings, improvements, fixtures, equipment, machinery, and other personal property belonging to Lessee and that were needed for reclamation or other Closure Obligations and thus were not removed within the first **TWELVE**

(12) **MONTHS** after the expiration or termination of this Lease, and **3)** shall execute, acknowledge, and deliver to Lessor a quitclaim deed conveying to Lessor all of its rights, titles, and interests in and to those of the Lands to which such expiration or termination applies.

C. **Waste.** Lessee shall not be obligated to remove from the Lands any Waste placed on the Lands during the term of this Lease in accordance with all applicable laws, rules, permits, approved Plans of Operations, approved reclamation plans, and orders of Governmental Authority. Lessee shall remain obligated, however, for any and all obligations or liabilities arising out of or in connection with such Waste notwithstanding either 1) the expiration or termination of this Lease or **2)** the conveyances made by Lessee to Lessor pursuant to this Paragraph 20.

D. **Closure Rent.** If this Lease has expired or been terminated in full as to all of the Lands, then for so long as Lessee is exercising any rights or satisfying any obligations under this Paragraph 20 Lessee shall pay to the order of Lessor on or before the first day of each month during such period, the following:

0-12 months	$0 per month
13-36 months	$5,000 per month
36+ months	$10,000 per month

E. **Right of Entry.** Lessor hereby grants to Lessee the right to enter upon those of the Lands with respect to which this Lease has expired or been terminated to the extent reasonably necessary for Lessee to complete all of its obligations under this Paragraph 20.

21. **TRANSFERS; BINDING EFFECT**

A. **Generally.** The interests of Lessor and/or Lessee under this Lease may be sold, assigned, mortgaged, pledged, or otherwise transferred in whole or in part at any time and from time to time, subject only to the provisions of this Paragraph 21.

B. **Notice of Transfer.** No transfer shall be binding upon the non-transferring party unless and until a written notice thereof describing the transfer and containing the name, address, telephone number, and facsimile number (if any) required for purposes of Paragraph 25 below is delivered by the transferring party to the non-transferring party.

C. **Transfers of Less Than All of a Party's Interest.** In the event of a transfer by a party of less than all of that party's interest, the transferring party and its transferee shall act and be treated as one party.

D. **No Release.** If 1) the interests of Lessee under this Lease are sold, assigned, or otherwise transferred in whole or in part to a person or persons that Lessor has determined, in writing and in advance, to be capable of satisfying the obligations and liabilities of Lessee arising heretofore or hereafter under this Lease and 2) said transferee expressly has assumed in writing all or its proportionate share (as the case may be) of all such obligations and liabilities, then the transferor of said interests shall be released from the obligations and liabilities of Lessee arising heretofore or hereafter under this Lease, to the extent that said obligations and liabilities of Lessee have been assumed expressly by said transferee. Unless otherwise agreed in writing, in the manner described above, the transferring party shall not be released in whole or in part from any obligations or liabilities under this Lease.

E. **Binding Effect.** This Lease shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

22. CONFIDENTIALITY

A. **Generally.** During the term of this Lease all information obtained by Lessor from Lessee respecting the Lands shall be held confidential by Lessor to the extent allowed by law. During the term of this Lease and for **TWO (2) YEARS** thereafter, the financial terms of this Lease and all other information obtained in connection with this Lease or the Lands shall be held confidential by Lessee. The obligations imposed by this Paragraph 22 shall be continuing ones notwithstanding the fact that a party may have transferred all of its interest under this Lease and thus ceased to be a party to this Lease.

B. **Exceptions.** Paragraph 22.A above shall not apply to a disclosure

(1) to an Affiliate, attorney, accountant, banker, investment banker, institutional investor, consultant, employee, contractor, or subcontractor of a party that has a bona fide need to be informed,

(2) to any third party with whom a party is conducting bona fide negotiations in connection with a sale, assignment, mortgage, pledge, or other transfer

of an interest in the Lands, this Lease, or of one or more shares in a party or an Affiliate of party, or

(3) to a Governmental Agency or to the public which a party believes in good faith is required by applicable law or the rules of any stock exchange.

In connection with any disclosure made under Paragraph 22.B(1) or 22.B(2) above, only such confidential information as the third party shall have a legitimate need to know shall be disclosed and such third party (other than in-house or outside attorneys who work for or are representing the disclosing party) shall first agree in writing to hold all such information confidential in accordance with this Paragraph 22.

23. FORCE MAJEURE

Except for obligations set forth in this Lease that must be performed in order to maintain title to the Lands in good standing and obligations to make payments when due hereunder, the obligations of a party shall be suspended and the term of this Lease shall be extended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including but not limited to the following: acts of God; laws, rules, orders, proclamations, instructions, or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit, approval, or other authorization (including without limitation a failure beyond Lessee's reasonable control to complete any review and analysis required by the National Environmental Policy Act or any similar state law within **EIGHTEEN (18) MONTHS** after initiation of that process); curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective, violation of federal, state, or local environmental standards; acts of war or conditions arising out of or attributable to war including acts of terrorism, whether declared or undeclared; riot, civil strife, insurrection, or rebellion; labor disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); volcanic eruption, earthquake, sink hole, fire, storm, flood, drought, or other unusually adverse physical condition; delay or failure in performance by suppliers or transporters of materials, parts, supplies, machinery, equipment, utilities, or services or by contractors or subcontractors due to shortage of, or inability to obtain, labor, transportation, materials, parts, supplies, machinery, equipment, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; or any other cause similar to the foregoing. The affected party shall promptly give notice to the other party of the suspension of performance, stating

therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected party shall resume performance as soon as reasonably possible.

24. RECORDING OF MEMORANDUM OF LEASE

Upon the execution of this Lease, Lessor and Lessee shall execute and acknowledge a memorandum of lease in the form attached hereto as Exhibit B. Lessee may cause said memorandum of lease to be recorded in the Fairbanks Recording District, State of Alaska, and Lessee shall pay any and all required recording fees relating thereto. This Lease shall not be recorded.

25. NOTICES, PAYMENTS, AND DELIVERY

A. **Written Notices.** All notices contemplated by this Lease shall be in writing.

B. **Payments.** All payments to Lessor shall be paid by check or wire transfer.

C. **Delivery By Mail.** Any notice, payment, or other document to be delivered pursuant to this Lease may be delivered by mail if mailed by United States Postal Service via certified or registered mail, return receipt requested, postage prepaid, or via overnight courier by a nationally recognized overnight courier and addressed as follows or to such other address as notified in writing by the other party:

(1) If to Lessor:

University of Alaska
Land Management
3890 University Lake Drive, Suite 103
Anchorage, Alaska 99508
Telephone: 907-786-7766
Facsimile: 907-786-7733

(2) If to Lessee:

Principal contact:
TALON GOLD ALASKA, INC.
8955 South Ridgeline Boulevard, Suite 1800
Highlands Ranch, Colorado
U.S.A. 80129

Attention: President
Telephone: 303-470-8700
Facsimile: 303-470-8706

Local contact:
TALON GOLD ALASKA, INC.
1031 W. 4th Avenue, Suite 600
Anchorage, Alaska
U.S.A. 99501

Copy for Information Purposes only:
INTERNATIONAL TOWER HILL MINES LTD.
1901-1177 West Hastings Street
Vancouver, British Columbia
CANADA V6E 2K3
Attention: Vice-President & General Counsel
Telephone: 604-683-6332
Facsimile: 604-408-7499

Delivery by mail shall be deemed effective and complete and the notice, payment, or other document to have been received by the addressee when actually delivered to the applicable address set forth above; provided, however, that if any mailed notice or other document is returned to the sender as being non-deliverable, said notice or other document shall be deemed effective upon such return to the sender.

D. **Delivery By Personal Service or Courier Service.** Any notice, payment, or other document to be delivered pursuant to this Lease may be delivered by serving said notice, payment, or other document personally or by courier upon the party at the address set forth in Paragraph 25.C above. In the event of personal delivery or delivery by courier service, no mailing of the notice, payment, or other document shall be necessary, and delivery shall be deemed effective and complete on the date of said service.

E. **Delivery By Facsimile Transmission.** Any notice or other document contemplated by this Lease may be delivered by facsimile transmission at the party's facsimile number described in Paragraph 25.C above. In the event of delivery by facsimile transmission, no mailing of the notice or other document shall be necessary, and delivery by facsimile transmission shall be deemed effective and complete on the first business day after the date of transmission

(determined by reference to the local time of transmission at recipient's address for notice purposes).

F. **Change of Address.** The address or facsimile number to which a party desires that notices, payments, and other documents be delivered may be changed at any time by giving written notice to that effect to the other party within **THIRTY (30) DAYS** of change. Any notice mailed prior to the receipt of a Change of Address shall be deemed properly delivered.

26. **GENERAL PROVISIONS**

A. **Entire Agreement.** This Lease embodies the entire agreement and understanding between the parties and supersedes all prior agreements, written or oral, and understandings relating to the subject matter hereof.

B. **Modification of Lease.** This Lease may be modified or amended only by a document in writing executed by all the parties hereto.

C. **Waiver.** The failure of any party to this Lease to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof shall not constitute a waiver by said party of any such provision, breach, or subsequent breach of the same or any other provision.

D. **Remedies.** Except as otherwise provided in this Lease, the parties hereto shall be entitled to any and all remedies provided by law.

E. **Time.** Time is of the essence of this Lease.

F. **United States Currency.** All references to dollars in this Lease refer to United States currency.

G. **Severability.** If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

H. **Governing Law.** This Lease shall be interpreted, construed, and enforced in accordance with, and otherwise governed in all respects by, the laws of the State of Alaska, other than its rules as to conflicts of law, to the extent the same would result in the application of the laws of any other jurisdiction.

I. **Dispute Resolution.** Unless otherwise agreed, all disputes arising under this Lease shall be resolved in accordance with the following procedures:

(1) **Protest to the Director of Land Management.** To protest any decision made by Lessor in relation to this Lease, Lessee must file with the Director of Land Management, University of Alaska, for reconsideration of said decision of Lessor by said Director, a written protest satisfying the following requirements:

(a) said written protest must be filed with the Director of Land Management, University of Alaska, at the address provided in or pursuant to Paragraph 25 above, within **TEN (10) CALENDAR DAYS** after the date on which Lessee is notified of the decision of Lessor being protested; and

(b) said written protest must explain in detail all of the reasons for the protest and the form of relief requested.

The decision of the Director on said protest shall be issued within approximately **FOURTEEN (14) CALENDAR DAYS** after the protest has been filed.

(2) **Appeal of a Decision of the Director.** An appeal of any decision of the Director issued pursuant to Paragraph 26.I(1) above must be filed with the Chief Procurement Officer of the University of Alaska, at the address therefor set forth in the Director's decision, within **TEN (10) CALENDAR DAYS** after the date on which Lessee is notified of the decision of the Director. The Chief Procurement Officer may, at his or her sole discretion, appoint an independent hearing officer to hear the appeal and recommend a decision to the Chief Procurement Officer. The Chief Procurement Officer or the hearing officer (if one is appointed) shall prescribe such further procedures as he or she deems appropriate. The decision of the Chief Procurement Officer shall be issued within approximately **SIXTY (60) CALENDAR DAYS** after receipt of the appeal or the conclusion of any hearing on said appeal, whichever is later. The decision of the Chief Procurement Officer shall constitute the final decision of Lessor on the disputed matter.

(3) **Appeal of a Decision of the Chief Procurement Officer.** An appeal of any decision of the Chief Procurement Officer issued pursuant to Paragraph 26.I(2) above must be filed with the Superior Court for the State of Alaska, Fourth Judicial District, in Fairbanks, Alaska, no later than **THIRTY (30) CALENDAR DAYS** after the date on which the decision of the Chief Procurement Officer is issued.

J. **Counterparts.** This Lease may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a single agreement.

K. **Further Actions.** The parties hereby agree to take any and all actions and to execute, acknowledge, and deliver any and all documents reasonably necessary to effect the purposes of this Lease.

L. **Paragraph Headings.** The descriptive paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall not be used to expand, modify, or amplify the meaning of this Lease or to aid in the interpretation or construction of this Lease.

M. **Authorship.** In the event of ambiguity, this Lease shall be deemed to have been prepared equally by both parties and shall be construed accordingly.

N. **Other Business Opportunities.** This Lease is, and the rights and obligations of the parties are, strictly limited to the Lands and the Area of Interest. Except as expressly provided herein, the parties shall have the free and unrestricted right to independently engage in, and receive the full benefits of, any and all business ventures of any sort whatever, whether or not competitive with the Area of Interest and the activities undertaken pursuant to this Lease, without consulting the other or inviting or allowing the other to participate therein. Neither of the parties shall be under any fiduciary or other duty to the other which will prevent it from engaging in, or enjoying the benefits of, any competing venture or ventures outside the Area of Interest, but, within the general scope of the activities contemplated by this Lease. The legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons or legal entities occupying a joint venture or other fiduciary status shall not be applied in the case of any other activity, venture, or operation of either party.

27. **SURVIVAL**

All obligations and liabilities of Lessee arising under or pursuant to this Lease at any time prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease until performed, satisfied, or expressly discharged. Without limiting the generality of the foregoing, Lessee agrees that A) it shall remain obligated to maintain in effect during the periods during which Paragraph 20 (Lessee's Continuing Rights and Obligations) is applicable any and all insurance required to be maintained pursuant to Paragraph 13 (Insurance) during the term of this Lease and B) the obligations of Lessee arising under Paragraph 12 (Indemnification) shall survive the expiration or termination of this Lease.

28. **GUARANTEE OF INTERNATIONAL TOWER HILL MINES LTD.**

Concurrently with the execution and delivery of this Lease, and as a condition to the effectiveness hereof, Optionee shall deliver to Optionor a duly executed guarantee of International Tower Hill Mines Ltd. in the form attached as Exhibit G [equivalent to Attachment G to Exploration Agreement].

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

____
Mari Montgomery, Director
Land Management

TALON GOLD ALASKA INC.

By:__________________________
Name:________________________
Title:_________________________

ACKNOWLEDGEMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this _____ day of __________, 20__, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERISTY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that he/she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

____
Notary Public in and for Alaska
My commission expires ________________

STATE OF ________________)
) ss.
________ JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this_______ day of _______________, 20__, before me, the undersigned Notary Public, in and for the State of __________________, duly commissioned and sworn as such, personally appeared before me by _______ ______________, the ________ ____________ of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

____
Notary Public in and for ________
My commission expires ________________

EXHIBIT A

To the Lease Agreement

Part 1—Lands

Township 3 North, Range 3 East, Fairbanks Meridian, Alaska

Section 1:	**All**
Section 2:	**All**
Section 11:	**All**
Section 12:	**N2**

Township 4 North, Range 3 East, Fairbanks Meridian, Alaska

Section 35:	**S2**
Section 36:	**S2**

Township 3 North, Range 4 East, Fairbanks Meridian, Alaska

Section 6:	**E2**

SUBJECT TO, all reservations, easements, restrictions, covenants, encumbrances and exceptions of record, and reservations in the Federal Patent or other conveyance by which the Grantor acquired title.

Part 2—Area of Interest (Map)

See attached map.

"ATTACHMENT A"
PART 2 - AREA OF INTEREST MAP



Legend
Land Designation
Type
UA Leased Land
Other UA Land
Area of Interest
UA LAND MANAGEMENT
Meridian F
Township 3 - 4 N
Range 3 - 4 E
UNIVERSITY of ALASKA
N
1
Miles
Livengood A1, Circle A6 USGS

EXHIBIT B

To the Lease Agreement

Form of Memorandum Lease

See attached form.

[fix/conform]

RECORD THIS INSTRUMENT IN THE FAIRBANKS RECORDING DISTRICT

INDEX THIS INSTRUMENT AS FOLLOWS:

Grantor: University of Alaska

Grantee: Talon Gold Alaska, Inc.

Lands: See Exhibit A attached hereto

RETURN THIS INSTRUMENT TO: Talon Gold Alaska, Inc.
[Address]

****

MEMORANDUM OF MINING LEASE

THIS MEMORANDUM OF MINING LEASE ("Memorandum of Lease"), made and entered into effective as of __________, 20__, by and between the **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska the address of which is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("University"), and **[TALON GOLD ALASKA INC.]**, an Alaskan corporation, the address of which is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado U.S.A. 80129 ("Talon").

WITNESSETH:

WHEREAS, University is the owner of certain lands situated in the Fairbanks Recording District, State of Alaska, more particularly described in Part 1 of Exhibit A attached hereto ("Lands"); and

WHEREAS, University and Talon have entered into that certain Mining Lease between University and Talon of even date herewith (the "Lease"), pursuant to which University has leased the Lands to Talon on terms set forth in the Lease; and

WHEREAS, University and Talon desire to execute, acknowledge, and record this Memorandum of Lease in order to impart constructive notice of the Lease and the grants made thereby,

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth in the Lease and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the University and Talon hereby agree as follows:

1. **Incorporation of Lease; Definitions.**

This Memorandum of Lease is made and entered into by the parties pursuant to and in accordance with the Lease. The provisions of the Lease are hereby incorporated into this Memorandum of Lease and made a part hereof to the same extent as if said provisions were fully set forth herein. The grants made by the Lease and the grants made by this Memorandum of Lease constitute the same grants. This Memorandum of Lease is intended to summarize some of the provisions of the Lease but in no way changes, modifies, or otherwise affects any provision of the Lease.

For purposes of this Memorandum of Lease, the following terms shall have the following meanings:

B. **"Area of Interest"** means all lands within the area depicted on Part 2 of Exhibit A attached hereto.

D. **"Commercial Production of Minerals"** means the production of Minerals for sale for at least **NINETY (90) CONSECUTIVE DAYS** during any three-year period at a rate equal to or greater than **EIGHTY PERCENT (80%)** of the rated capacity of the improvements used for mining, crushing, milling, beneficiating, concentrating, or other processing of Minerals that are constructed or installed within the Area of Interest in accordance with a completed Feasibility Report.

K. **"Lands"** means, as of the effective date of this Lease, the real property described in Part 1 of Exhibit A attached hereto, any and all rights and privileges appurtenant to said real property (including but not limited to access rights and water rights), and any and all improvements situated thereon.

L. **"Lease Year"** means a calendar year except in the case of the first Lease Year hereunder which shall run from the effective date of this Lease through **DECEMBER 31, _____** [first Lease Year is > 6 months and ≤ 18 months].

M. **"Minerals"** means gold, silver, platinum, copper, lead, zinc, tin, and all other elements, minerals, mineral substances, mineral products, mineral by-products, and mineral materials that were acquirable by location under the federal mining laws on January 3, 1959, and thus also are acquirable under the State of Alaska mining laws (AS 38.05.185 *et seq.*).

2. **Grants.**

Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in this Lease, University hereby leases exclusively to Talon, its successors and assigns, all rights, titles, interests, and estates now owned or hereafter acquired by the University in and to the Lands for the purpose of exploring, developing, working, mining, milling, beneficiating, concentrating, extracting, smelting, refining, storing, removing, transporting, and selling or otherwise disposing of any and all Minerals situated on, in, or under the Lands or other lands within the Area of Interest described in Part 2 of Exhibit A attached hereto ("Area of Interest"), to have and to hold for the term set forth in Paragraph 3 below.

3. **Term.**

The term of the Lease commenced on __________, 20__, and may continue, unless sooner terminated in accordance with the provisions of the Lease, until 11:59 p.m. on **DECEMBER 31,** _____ [end of 15th Lease Year], and as long thereafter as "Commercial Production of Minerals" (as defined in the Lease) from lands within the Area of Interest continues.

4. **Recording Authority.**

This Memorandum of Lease is entitled to be recorded under AS 40.17.110 and AS 40.17.120 (2004).

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

____
Mari. Montgomery, Director
Land Management

TALON GOLD ALASKA, INC.

By:___________________________
Name:_________________________
Title:__________________________

ACKNOWLEDGMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this _____ day of __________, 20__, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERSITY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that he/she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

____
Notary Public in and for Alaska
My commission expires ______________

STATE OF ______________)
) ss.
__________ JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this_______ day of ________________, 20__, before me, the undersigned Notary Public, in and for the State of __________________, duly commissioned and sworn as such, personally appeared before me by ______________________________, the ________________________ of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

____
Notary Public in and for ________
My commission expires ______________

EXHIBIT A
TO MEMORANDUM OF LEASE

Lands

Township 3 North, Range 3 East, Fairbanks Meridian, Alaska

Section 1: All
Section 2: All
Section 11: All
Section 12: N2

Township 4 North, Range 3 East, Fairbanks Meridian, Alaska

Section 35: S2
Section 36: S2

Township 3 North, Range 4 East, Fairbanks Meridian, Alaska

Section 6: E2

SUBJECT TO, all reservations, easements, restrictions, covenants, encumbrances and exceptions of record, and reservations in the Federal Patent or other conveyance by which the Grantor acquired title.

EXHIBIT C

To the Lease Agreement

Form of Financing Statement

See attached form.

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

University of Alaska
3890 University Lake Drive, Suite 103
Anchorage, AK 99508

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: TALON GOLD ALASKA, INC.

OR 1b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
8955 South Ridgeline Boulevard, Suite 1800	Highlands Ranch	CO	80129	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Corporation	Alaska	102056 ☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

2c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION | 2f. JURISDICTION OF ORGANIZATION | 2g. ORGANIZATIONAL ID #, if any ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: UNIVERSITY OF ALASKA

OR 3b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
3890 University Lake Drive, Suite 103	Anchorage	AK	99508	USA

4. This FINANCING STATEMENT covers the following collateral:

All minerals extracted from the Lands described on Exhibit A attached hereto , as said minerals are extracted, and all proceeds derived from sales or other disposals (including but not limited to accounts arising out of sales or other disposals) of such minerals at the minehead. The security interest granted in said collateral is intended to attach as said minerals are extracted.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☑ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT

9a. ORGANIZATION'S NAME

TALON GOLD ALASKA, INC.

OR 9b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME,SUFFIX

10. MISCELLANEOUS:

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one name (11a or 11b) - do not abbreviate or combine names

11a. ORGANIZATION'S NAME

OR 11b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

11c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

11d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 11e. TYPE OF ORGANIZATION | 11f. JURISDICTION OF ORGANIZATION | 11g. ORGANIZATIONAL ID #, if any | NONE

12. ADDITIONAL SECURED PARTY'S or ASSIGNOR S/P'S NAME - insert only one name (12a or 12b)

12a. ORGANIZATION'S NAME

OR 12b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

12c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

13. This FINANCING STATEMENT covers ☐ timber to be cut or ☑ as-extracted collateral, or is filed as a ☐ fixture filing.

14. Description of real estate:

See Exhibit A attached hereto.

This Financing Statement is to be recorded in the Fairbanks Recording District.

15. Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record interest):

Debtor has an interest of record in the Lands described in Exhibit A attached hereto.

16. Additional collateral description:

17. Check only if applicable and check only one box.

Debtor is a ☐ Trust or ☐ Trustee acting with respect to property held in trust or ☐ Decedent's Estate

18. Check only if applicable and check only one box.

☐ Debtor is a TRANSMITTING UTILITY

☐ Filed in connection with a Manufactured-Home Transaction — effective 30 years

☐ Filed in connection with a Public-Finance Transaction — effective 30 years

EXHIBIT A
TO FINANCING STATEMENT

Lands

Township 3 North, Range 3 East, Fairbanks Meridian, Alaska

Section 1:	All
Section 2:	All
Section 11:	All
Section 12:	N2

Township 4 North, Range 3 East, Fairbanks Meridian, Alaska

Section 35:	S2
Section 36:	S2

Township 3 North, Range 4 East, Fairbanks Meridian, Alaska

Section 6:	E2

SUBJECT TO, all reservations, easements, restrictions, covenants, encumbrances and exceptions of record, and reservations in the Federal Patent or other conveyance by which the Grantor acquired title.

EXHIBIT D

To the Lease Agreement

Definition of Work Expenditures

The term **"Work Expenditures"** means all bona fide reasonably necessary costs incurred by Lessee in connection with operations on or for the benefit of the Lands, including but not limited to the following:

(a) Reasonably necessary costs incurred in (1) obtaining permits or other authorizations to conduct field operations, and obtaining bonds or other surety instruments or products in connection therewith, (2) obtaining aerial photographs and performing line cutting, staking, topographical surveys, geophysical surveys (both air and ground, and including gravity, magnetic, electrical, and seismic surveys), geochemical surveys, and geological surveys, (3) performing mapping, sampling (stream sediments, soil, rock, vegetation, water, and air), trenching, drill site preparation, drilling (vertical and angle, reverse circulation and core), logging of drill holes and core, assaying and analysis, metallurgical testing, and bulk sampling or test mining), (4) diverting and/or transporting water necessary for exploration, (5) providing field support, engineering, or on-site office and administration, (6) preparing environmental, engineering, or other technical studies or feasibility reports, and (7) undertaking and carrying out Development;

(b) Reasonably necessary costs incurred for construction of roads and airstrips and the cost of expanding or repairing the same;

(c) Reasonably necessary costs of labor and employee benefits for employees directly engaged in operations, including employees who are temporarily assigned to operations for the time they are so assigned;

(d) Reasonably necessary costs of materials, equipment, and supplies furnished by third parties and used in operations;

(e) Reasonably necessary costs of equipment and facilities furnished by Lessee and used in operations;

(f) Reasonably necessary expediting and transportation costs incurred in connection with the transportation within Alaska of employees, materials, equipment, and supplies necessary for operations;

(g) Reasonably necessary costs of contract services of third parties;

(h) The cost (or deemed cost if Lessee elects to self-insure) of insurance premiums for insurance protection which Lessee is required to maintain pursuant to Paragraph 13 of this Lease (including such cost of insurance premiums for insurance in excess of the minimum that is required by Paragraph 13);

(i) Reasonably necessary costs of maintaining a field office and camp for operations;

(j) Reasonably necessary costs of performing reclamation as required under the Lease; and

(k) Reasonably necessary costs incurred in performing title curative actions;

(l) Other items specifically allowed to be included in Work Expenditures as set forth in the Lease; and

(m) Administrative charges not in excess of **TEN PERCENT (10%)** of all Work Expenditures not including this item (m).

If any costs described above are incurred in connection with not only operations on or for the benefit of the Lands but also other operations within the Area of Interest, only that portion of such costs that is reasonably and fairly allocable to operations on or for the benefit of the Lands shall constitute Work Expenditures as defined herein.

EXHIBIT E

To the Lease Agreement

Insurance

At all times prior to the commencement of Development, Lessee shall maintain the following insurance in compliance with paragraph 13 of this Lease:

(a) Workers' Compensation Insurance in accordance with state law, including a waiver of subrogation in favor of the University of Alaska.

(b) Commercial General Liability Insurance, on an occurrence basis, in an amount not less than **FIVE MILLION DOLLARS ($5,000,000)** per occurrence and aggregate not excluding premises, operations, independent contractors, personal/advertising injury, products completed operations, liability assumed under an insured contract (including defense costs assumed under contract), broad form property damage, explosion, collapse, and underground hazards. Coverage is to apply on a primary basis in relation to the University's own insurance or self-insurance, which are to be non-contributing. The Policy shall include a waiver of subrogation in favor of the University of Alaska. The University of Alaska shall be included as an additional insured under the CGL and the commercial umbrella, if any.

(c) Business Auto Insurance with a limit of not less than **FIVE MILLION DOLLARS ($5,000,000)** each accident. Such insurance shall cover liability arising out of any auto (including owned, hired, and non-owned autos). Any policy obtained from a third party will name the University of Alaska as an additional insured and shall include a waiver of subrogation in favor of the University of Alaska.

(d) Aircraft Liability Insurance covering all owned, hired, and non-owned aircraft with single limit per occurrence bodily injury/property damage of not less than **FIVE MILLION DOLLARS ($5,000,000)** with **THREE HUNDRED THOUSAND DOLLARS ($300,000)** per seat passenger limit. Any policy obtained from a third party will name the University of Alaska as an additional insured and shall include a waiver of subrogation in favor of the University of Alaska.

At all times after commencing Development, Lessee shall maintain, in compliance with Insurance paragraph 13 of this Lease, the insurance specified above in this Exhibit E as well as the following additional insurance:

(e) Pollution Legal Liability Insurance:

(i) Automobile: Pollution liability coverage with limits of not less than **FIVE MILLION DOLLARS ($5,000,000)** and at least as broad as that provided under the ISO pollution liability – broadened coverage for covered autos endorsement (CA 99 48) - shall be provided, or the Motor Carrier Act endorsement (MCS 90) shall be attached.

(ii) Environmental Impairment Liability Insurance: Pollution legal liability applicable to bodily injury; property damage, including natural resource damage, loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs, removal, storage, disposal, and or use of the pollutant; and defense, including costs and expenses incurred in the investigation, defense, or settlement of claims. Coverage shall be maintained in an amount of at least **FIVE MILLION DOLLARS ($5,000,000)** per loss. Coverage shall apply to sudden and gradual pollution conditions resulting from the escape or release of smoke, vapors, fumes, acids, alkalis, toxic chemicals, liquids, or gases, natural gas, waste materials, or other irritants, contaminants, or pollutants. If coverage is written on a claims-made basis, Lessee warrants that any retroactive date applicable to coverage under the policy precedes the effective date of this contract; and that continuous coverage will be maintained or an extended discovery period will be exercised for a period of **TWO (2) YEARS** beginning from the time that work under this contract is completed.

If Lessee elects to self-insure, it may charge as Work Expenditures an amount equal to the premiums it would have paid to a third party had it secured and maintained a policy or policies of insurance as described above on a competitive bid basis in the amount of such coverage.

The Lessor reserves the right to modify the above referenced insurance coverage requirements from time to time, provided that:

(a) the Lessor will provide reasonable advance notice of any proposed modification in such insurance coverage requirements (a "Modification Notice"), which Modification Notice shall not, in

any event, be given less than **NINETY (90) DAYS** prior to the proposed effective date of any such modification;

(b) any such modification shall be commercially reasonable in the context of the Lessee's existing and short-term proposed operations;

(c) upon receipt of any Modification Notice the Lessee shall thereafter use its commercially reasonable best efforts to secure any insurance required by such modifications prior to the effective date of such modification;

(d) if, despite using its commercially reasonable best efforts, the Lessee cannot obtain, upon commercially practicable terms, the insurance required by such Modification Notice by the effective date thereof, then the Lessee will so notify the Lessor and thereupon the Lessee shall not be in default of this Lease, nor shall it be considered to be in material breach hereof, and the Lessor may not terminate this Agreement as a consequence thereof, provided that the Lessee continues, at reasonably regular intervals, to try to obtain the insurance required by such Modification Notice upon commercially practicable terms and until it obtains such insurance, the Lessee shall self insure for such losses in a commercially reasonable manner.

EXHIBIT F

To the Lease Agreement

Form of Conveyance of Overriding Royalty Interest

See attached form.

CONVEYANCE OF OVERRIDING ROYALTY
[Mining]

****

RECORD THIS INSTRUMENT IN THE FAIRBANKS RECORDING DISTRICT

RETURN THIS INSTRUMENT TO: University of Alaska
Land Management
3890 University Lake Drive, Suite 103
Anchorage, Alaska 99508

INDEX THIS INSTRUMENT AS FOLLOWS:

Grantor: [Talon] [whichever entity owns the Talon interest in the Subject Property]

Grantee: University of Alaska

Lands: See Attachment A attached hereto [describing the Subject Property]

****

THIS CONVEYANCE OF OVERRIDING ROYALTY (this "Conveyance"), given this _____ ______ day of ________________, 20__, *by* [**TALON GOLD ALASKA, INC.**] [whichever entity owns the Talon interest in the Subject Property], an Alaskan corporation the address of which is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado U.S.A. 80129 ("Talon"), *to* **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska the address of which is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("University").

WITNESSETH

THAT FOR and in consideration of **TEN DOLLARS ($10.00)** and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Talon and the University hereby agree and act as follows:

1. Definitions

As used in this Conveyance, unless the context otherwise requires, the following terms have the following meanings:

A. **"Area of Interest"** means the area described in Part 2 of Attachment A attached hereto.

B. **"Minerals"** means gold, silver, platinum, copper, lead, zinc, tin, and all other elements, minerals, mineral substances, mineral products, mineral by-products, and mineral materials that were acquirable by location under the federal mining laws on January 3, 1959, and thus also are acquirable under the State of Alaska mining laws (AS 38.05.185 *et seq.*).

C. **"Net Smelter Returns"** means the Gross Value of Products, less all costs, charges and expenses paid or incurred by Talon with respect to such Products after such Products leave Talon's mine, mill, concentrator or other final processing facility for the Project including, without limitation:

(1) all charges for treatment of Products in the smelting and refining processes (including handling, processing, and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions, and interest) provided that if such treatment is carried out in facilities owned or controlled, in whole or in part, by Talon or an affiliate of Talon, then the foregoing charges will be equal to lesser of:

(a) the amount Talon would have incurred if such treatment were carried out at facilities not owned or controlled by Talon or an affiliate of Talon then offering comparable services for comparable products on terms then prevailing in the area, and

(b) the actual amount of such charges charged by the facilities owned or controlled, in whole or in part, by Talon or an affiliate of Talon,

(2) the actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of Products from Talon's mine, mill, concentrator or other final processing facility for the Project to the place of refining, beneficiation or treatment and then to the place of sale, and

(3) use, gross receipts, severance, export, and ad valorem taxes and any other tax or government royalty or levy payable by Talon and based directly upon and actually assessed against the value or quantity of Product sold or

otherwise disposed or deemed disposed of, but excluding any and all taxes:

(a) based upon the net or gross income of Talon, or

(b) based upon the value of the Subject Property, the privilege of doing business and other similarly based taxes.

D. **"Gross Value"** means, for the following categories of Products produced by Talon:

(1) if Talon causes refined gold (meeting the specifications for good delivery of the London Bullion Market Association) to be produced from the Subject Property, for purposes of determining the Royalty Interest the refined gold will be deemed to have been sold at the Weekly Average Gold Price for the week in which it was produced, and the Gross Value will be determined by multiplying Gold Production during the week in question by the Weekly Average Gold Price for such week. As used herein, "Gold Production" means, for any week, the quantity of refined gold outturned to Talon's pool account by an independent third-party refinery for gold produced from the Subject Property during such week on either a provisional or final settlement basis, and "Weekly Average Gold Price" means the average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the week in question by the number of days in such week for which such prices were reported,

(2) if Talon causes refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harman) to be produced from the Subject Property, for purposes of determining the Royalty Interest the refined silver will be deemed to have been sold at the Weekly Average Silver Price for the week in which it was produced, and the Gross Value will be determined by multiplying Silver Production during the week in question by the Weekly Average Silver Price. As used herein, "Silver Production" means, for any week, the quantity of refined silver outturned to Talon's pool account by an independent third-party refinery for silver produced from the Subject Property during the applicable week on either a provisional or final settlement basis, and "Weekly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harman, calculated by dividing the sum of

all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

(3) if Talon causes copper cathodes (meeting the specifications for Grade A Copper cathodes conforming to BS EN 1978:1998, Cathode Grade Designation Cu-CATH-1 subject to the London Metal Exchange Grade A Copper Price published by the London Metal Exchange) to be produced from the Subject Property, for purposes of determining the Royalty Interest the cathodic copper will be deemed to have been sold at the Weekly Average Copper Price for the week in which it was produced, and the Gross Value will be determined by multiplying Copper Production during the week in question by the Weekly Average Copper Price. As used herein, "Copper Production" means, for any week, the quantity of cathodic copper produced and delivered for the account of Talon by an independent third-party refinery acceptable to the London Metals Exchange for copper produced from the Subject Property during the applicable week on either a provisional or final settlement basis, and "Weekly Average Copper Price" means the average Grade A Copper Price as published daily by the London Metal Exchange, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

(4) if Talon causes zinc ingots (meeting the specifications for Special High Grade Zinc conforming to BS EN 1179:1996, Standard entitled "Zinc and Zinc Alloys – Primary Zinc" subject to the London Metal Exchange Special High Grade Zinc Price published by the London Metal Exchange) to be produced from the Subject Property, for purposes of determining the Royalty Interest the zinc ingots will be deemed to have been sold at the Weekly Average Zinc Price for the week in which it was produced, and the Gross Value will be determined by multiplying Zinc Production during the week in question by the Weekly Average Zinc Price. As used herein, "Zinc Production" means, for any week, the quantity of zinc ingots produced and delivered for the account of Talon by an independent third-party refinery acceptable to the London Metals Exchange for zinc produced from the Subject Property during the applicable week on either a provisional or final settlement basis, and "Weekly Average Zinc Price" means the average Special High Grade Zinc Price as published daily by the London Metal Exchange, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

(5) if Talon causes Products other than refined gold, refined silver, cathodic copper or zinc ingots meeting the foregoing specifications to be produced from the Subject Property, the Gross Value shall be equal to the Quantity Sold of the particular Product in question multiplied by the applicable Average Metal Price. As used herein, the term "Quantity Sold" means the volume or quantity of Product disposed of by Talon in a particular sale which settled in the relevant period, provided that if the Product is ore, concentrate, leachate, precipitate, sponge, doré or any other material containing impurities, then the Quantity Sold will be the volume or quantity of the Mineral in question actually contained in the sold Product (which volume or quantity will be established by sound and generally accepted assaying or other analytical practices and procedures) multiplied by a recovery rate equal to the average recovery rate actually experienced by Talon during the preceding **SIX (6) MONTHS** with respect to such Product (or, if no such average can be calculated, a rate mutually agreed between the parties or, failing such agreement, settled by arbitration). "Average Metal Price" means:

a) if the Product is gold, silver, copper or zinc, the Weekly Average Gold, Silver, Copper or Zinc Price, as applicable during the week in which the sale occurred, or

b) if the Product is other than gold, silver, copper or zinc, the average price, in U.S. dollars, for the metal or mineral in question during the week in which the sale occurred as quoted in "Metals Week", published by McGraw-Hill,

(6) if any of the London Bullion Market Association P.M. Gold Fix, the Handy & Harman New York Silver Price, the London Metal Exchange Grade A Copper Price or the London Metal Exchange Special High Grade Zinc Price are, for any reason, not published for a week in question, the Weekly Average Gold, Silver, Copper or Zinc Price, as applicable, will be determined by reference to the prices for refined gold or silver bullion, Grade A copper or Special High Grade zinc, as applicable, published in "Metals Week", published by McGraw-Hill. If the necessary prices with respect to any Products are not quoted, or the publication of "Metals Week" ceases, or is suspended, then those prices quoted for the Product during the applicable period by such other publication or source as is generally recognized in the mining industry as reflecting the price at which that Product was being offered for sale and purchase during such period

will be used and, if there is any disagreement with respect thereto, will be settled by arbitration, and

(7) where outturn of refined gold, silver or other metal, or the production and delivery of cathodic copper or zinc ingots is made by an independent third party refinery on a provisional basis, the Gross Value will be based upon the amount of such provisional settlement, but will be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by such refinery;

E. **"Price of Gold"** means, for any calendar month, the average London Bullion Market Association P.M. Gold Fix for such month, calculated by dividing the sum of all such prices reported for the month in question by the number of days in such month for which such prices were reported.

F. **"Products"** means all Minerals, ores, metals, concentrates, leachates, precipitates, dore, bullion and other products containing Minerals which are produced from the Subject Property.

G. **"Project"** means the overall mineral tenure and land package that constitutes the exploration/development/mining project of which the Subject Property forms a part.

H. **"Royalty Interest"** means a royalty interest in and to the Subject Property equal to the following percentage of the Net Smelter Returns:

Price of Gold	% of Net Smelter Returns
Up to and including $450	0.50%
Greater than $450	1.00%

I. **"Subject Property"** means the property described in Part 1 of Attachment A to this Conveyance.

J. **"Week"** means a period commencing immediately following 24:00 hours on a Saturday and ending immediately prior to 24:00 hours on the next immediately succeeding Saturday.

2. Conveyance

Talon hereby **CONVEYS** and **QUITCLAIMS** the Royalty Interest to the University and its successors and assigns.

3. Manner of Payment

Payments on account of the Royalty Interest shall be paid by Talon to University on a calendar quarterly basis on or before the **THIRTIETH (30th) DAY** following the quarterly period during which each such payment is accrued to University's account. The obligation to make payments on account of the Royalty Interest shall accrue upon final settlement and final payment by the smelter, refinery or other buyer to Talon for all Products sold, or upon the date of deemed sale for Products credited to Talon's account with anysmelter or refinery or disposed of other than by sale. All payments on account of the Royalty Interest shall be by Talon's check or by wire transfer. All payments on account of the Royalty Interest shall be accompanied by a statement and settlement sheet showing the quantities and grades of Products mined and sold, the applicable Weekly Average Gold, Silver, Copper or Zinc Prices, Average Metal Price(s) (if applicable), costs, assays and analyses, and other pertinent information in sufficient detail to explain the calculation of the payment.

4. Audits; Objections to Payments

University, at its sole election and expense, shall have the right to procure, not more frequently than once annually following the close of each calendar year, an audit of Talon's accounts relating to payment of the Royalty Interest by any certified public accountant selected by University. All payments on account of the Royalty Interest made in any calendar year shall be considered final and in full satisfaction of all obligations of Talon with respect thereto, unless University gives written notice describing and setting forth a specific objection to the calculation thereof within **ONE (1) YEAR** following the close of that calendar year.. Talon shall account for any agreed upon deficit or excess in the payment made to University by adjusting the next quarterly statement following completion of such audit to account for such deficit or excess.

5. Hedging Activities

University acknowledges that the purpose of the grant in Paragraph 2 is to pay to the University a Royalty Interest on the basis of value of the Products produced by Talon as established by the Weekly Average Gold, Silver, Copper or Zinc Price, or the Average Metal Price, as applicable, regardless of the price or proceeds actually received by Talon

for or in connection with Products or the manner in which a sale or other disposal of Products to a third party is made by Talon. University further acknowledges that Talon shall have the right to market and sell or refrain from selling Products in any manner it may, in its sole discretion, elect, and that Talon shall have the right to engage in forward sales, futures trading or commodity options trading, and other price hedging, price protection, and speculative arrangements (collectively, "Trading Activities") which may, but not necessarily, involve the possible delivery of Products. University and Talon specifically acknowledge and agree that University shall not be entitled to participate in the proceeds or be obligated to share in any losses generated by Talon's actual marketing or sales practices or by its Trading Activities. Talon may sell Products to any purchaser it wishes.

6. **Commingling of Ores**

Talon shall have the right of mixing or commingling, either underground, at the surface, or at processing plants or other treatment facilities, any material containing Minerals mined or extracted from the Subject Property with any similar substances derived from other lands or properties, provided that the commingling is accomplished only after the material has been fairly and accurately weighed and sampled. Talon shall use commingling procedures acceptable in the mining and metallurgical industry which are accurate and cost-effective for the type of mining and processing activity being conducted. The records relating to commingled ores shall be available for inspection by University, at University's sole expense, at all reasonable times, and shall be retained by Talon for a period of **TWENTY-FOUR (24) MONTHS**.

7. **Sampling, Assay, and Analysis**

Any determination of weight, volume, moisture content, amenability, or pay metal or mineral content, and any sampling and analysis by Talon, shall be binding upon University if made in accordance with sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the mining and milling industry.

8. **Ore Processing**

All determinations with respect to: **a)** whether ore will be beneficiated, processed or milled by Talon or sold in a raw state, **b)** the methods of beneficiating, processing or milling any such ore, **c)** the constituents to be recovered therefrom, and **d)** the purchasers to whom any Minerals may be sold, shall be made by Talon in its sole and absolute discretion.

9. **Waste Rock, Spoil and Tailings**

The ore, mine waters, leachates, pregnant liquors, pregnant slurries, and other products or compounds of Minerals derived from the Subject Property shall be the property of Talon subject to the obligation to pay the production royalty as provided for above. Talon shall not be liable for Mineral values lost in mining or processing if such mining or processing is consistent with sound mining and metallurgical engineering practices. The Royalty Interest shall be payable only on Minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and such waste and residue shall be the sole property of Talon. Talon shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and University shall have no claim or interest therein or in or to proceeds or Mineral values recovered therefrom, provided that any actual reprocessing or sales of such materials shall be burdened by the obligation to pay the Royalty Interest.

10. **Other Provisions**

University shall have, and the Royalty Interest is intended by the University and Talon to be, only an overriding royalty interest in the Subject Property and rights and incidents of ownership of a non-executive overriding royalty interest owner. University shall not have any possessory or working interest in the Subject Property nor any of the incidents of such interest. By way of example but not by way of limitation, University shall not have (a) the right to participate in the execution of applications for authorizations, permits or licenses, mining leases, options, farm-outs or other conveyances, (b) the right to share in bonus payments or rental payments received as the consideration for the execution of such leases, options, farm-outs, or other conveyances, or (c) the right to enter upon the Subject Property and prospect for, mine, drill for, or remove Minerals or Products therefrom.

University hereby acknowledges that Talon does not now and shall never have any express or implied obligation to explore, develop, or mine the Subject Property.

University hereby acknowledges that Talon may use the Subject Property for any and all purposes that Talon deems necessary or desirable, including but not limited to the construction, use, and maintenance of tailings dams and ponds, waste dumps, or other facilities necessary or desirable to support mining operations on lands other than the Subject Property.

The grant made hereby is effective only with respect to the Subject Property. If the Subject Property comprises less than **ONE HUNDRED PERCENT (100%)** of the working interest in the lands subject thereto, then the payments on account of the Royalty Interest payable to the University hereunder shall be equal to the product of **a)** the payments on account of the Royalty Interest that would be payable hereunder if the Subject Property comprised **ONE HUNDRED PERCENT (100%)** of the working interest in the lands subject thereto times **b)** the percentage of said working interest included in the Subject Property.

GIVEN on the date first set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Conveyance as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

____
Mari Montgomery, Director
Land Management

TALON GOLD ALASKA, INC.

By:_________________________
Name:_______________________
Title:________________________

ACKNOWLEDGMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this _____ day of __________, 20__, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERSITY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that he/she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

____
Notary Public in and for Alaska
My commission expires ____________

STATE OF ______________)
) ss.
__________ JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this ______ day of ______________, 20__, before me, the undersigned Notary Public, in and for the State of ______________, duly commissioned and sworn as such, personally appeared before me by ______________________, the ____________________ of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

____
Notary Public in and for ________
My commission expires ____________

"ATTACHMENT A"
PART 2 - AREA OF INTEREST MAP


Legend
Land Designation
Type
UA Leased Land
Other UA Land
Area of Interest
UA LAND MANAGEMENT
Meridian F
Township 3 - 4 N
Range 3 - 4 E
N
1
Miles
UNIVERSITY of ALASKA
Livengood A1,Circle A6 USGS

ATTACHMENT D

To the Exploration Agreement

Definition of Work Expenditures

The term **"Work Expenditures"** means all bona fide reasonably necessary costs incurred by Optionee in connection with operations on or for the benefit of the Lands, including but not limited to the following:

(a) Reasonably necessary costs incurred in (i) obtaining permits or other authorizations to conduct field operations, and obtaining bonds or other surety instruments or products in connection therewith, (ii) obtaining aerial photographs and performing line cutting, staking, topographical surveys, geophysical surveys (both air and ground, and including gravity, magnetic, electrical, and seismic surveys), geochemical surveys, and geological surveys, (iii) performing mapping, sampling (stream sediments, soil, rock, vegetation, water, and air), trenching, drill site preparation, drilling (vertical and angle, reverse circulation and core), logging of drill holes and core, assaying and analysis, metallurgical testing, and bulk sampling or test mining), (iv) diverting and/or transporting water necessary for exploration, and (v) providing field support for any or all of the foregoing;

(b) Reasonably necessary costs incurred for construction of roads and the cost of expanding or repairing the same;

(c) Reasonably necessary costs of labor and employee benefits for employees directly engaged in operations, including employees who are temporarily assigned to operations for the time they are so assigned;

(d) Reasonably necessary costs of materials, equipment, and supplies furnished by third parties and used in operations;

(e) Reasonably necessary costs of equipment and facilities furnished by Optionee and used in operations;

(f) Reasonably necessary expediting and transportation costs incurred in connection with the transportation within Alaska of employees, materials, equipment, and supplies necessary for operations;

(g) Reasonably necessary costs of contract services of third parties;

(h) The cost (or deemed cost if Optionee elects to self-insure) of insurance premiums for insurance protection which Optionee is required to maintain pursuant to Paragraph 13 of this Agreement (including such cost of insurance premiums for insurance in excess of the minimum of that required by Paragraph 13);

(i) Reasonably necessary costs of maintaining a field office and camp for operations;

(j) Reasonably necessary costs of performing reclamation as required under the Agreement;

(k) Reasonably necessary costs incurred in performing title curative actions;

(l) Other items specifically allowed to be included in Work Expenditures as set forth in the Agreement; and

(m) Administrative charges not in excess of **TEN PERCENT (10%)** of all Work Expenditures not including this item **(m)**.

If any costs described above are incurred in connection with not only operations on or for the benefit of the Lands but also other operations within the Area of Interest, only that portion of such costs that is reasonably and fairly allocable to operations on or for the benefit of the Lands shall constitute Work Expenditures as defined herein.

ATTACHMENT E

To the Exploration Agreement

Insurance

Optionee shall maintain the following insurance in compliance with Paragraph 13 of this Agreement:

(a) Workers' Compensation Insurance in accordance with state law, including a waiver of subrogation in favor of the University of Alaska.

(b) Commercial General Liability Insurance, on an occurrence basis, in an amount not less than **TWO MILLION DOLLARS ($2,000,000)** per occurrence and aggregate not excluding premises, operations, independent contractors, personal/advertising injury, products completed operations, liability assumed under an insured contract (including defense costs assumed under contract), broad form property damage, explosion, collapse, and underground hazards. Coverage is to apply on a primary basis in relation to the University's own insurance or self-insurance, which are to be non-contributing. The Policy shall include a waiver of subrogation in favor of the University of Alaska. The University shall be included as an additional insured under the CGL and the commercial umbrella, if any.

(c) Business Auto Insurance with a limit of not less than **TWO MILLION DOLLARS ($2,000,000)** each accident. Such insurance shall cover liability arising out of any auto (including owned, hired, and non-owned autos).

(d) Aircraft Liability Insurance covering all owned, hired, and non-owned aircraft with single limit per occurrence bodily injury/property damage of not less than **TWO MILLION DOLLARS ($2,000,000)** with **THREE HUNDRED THOUSAND DOLLARS ($300,000)** per seat passenger limit.

If Optionee elects to self-insure, it may charge as Work Expenditures an amount equal to the premiums it would have paid to a third party had it secured and maintained a policy or policies of insurance as described above on a competitive bid basis in the amount of such coverage.

The Optionor reserves the right to modify the above referenced insurance coverage requirements from time to time provided that:

(a) the Optionor will provide reasonable advance notice of any proposed modification in such insurance coverage requirements (a "Modification Notice"), which Modification Notice shall not, in any event, be given less than **NINETY (90) DAYS** prior to the proposed effective date of any such modification;

(b) any such modification shall be commercially reasonable in the context of the Optionee's existing and short-term proposed operations;

(c) upon receipt of any Modification Notice the Optionee shall thereafter use its commercially reasonable best efforts to secure any insurance required by such modifications prior to the effective date of such modification;

(d) if, despite using its commercially reasonable best efforts, the Optionee cannot obtain, upon commercially practicable terms, the insurance required by such Modification Notice by the effective date thereof, then the Optionee will so notify the Optionor and thereupon the Optionee shall not be in default of this Agreement, nor shall it be considered to be in material breach hereof, and the Optionor may not terminate this Agreement as a consequence thereof, provided that the Optionee continues, at reasonably regular intervals, to try to obtain the insurance required by such Modification Notice upon commercially practicable terms and, until it obtains such insurance, Optionee shall self insure for such losses in a commercially-reasonable manner.

ATTACHMENT F

To the Exploration Agreement

Form of Conveyance of Overriding Royalty Interest

See attached form.

CONVEYANCE OF OVERRIDING ROYALTY
[Mining]

****

RECORD THIS INSTRUMENT IN THE FAIRBANKS RECORDING DISTRICT

RETURN THIS INSTRUMENT TO: University of Alaska
Land Management
3890 University Lake Drive, Suite 103
Anchorage, Alaska 99508

INDEX THIS INSTRUMENT AS FOLLOWS:

Grantor: [Talon] [whichever entity owns the Talon interest in the Subject Property]

Grantee: University of Alaska

Lands: See Attachment A attached hereto [describing the Subject Property]

****

THIS CONVEYANCE OF OVERRIDING ROYALTY (this "Conveyance"), given this ____ day of ____________, 2007, *by* **[TALON GOLD ALASKA, INC.]** [whichever entity owns the Talon interest in the Subject Property], an Alaska corporation the address of which is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado U.S.A. 80129 ("Talon"), *to* **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska the address of which is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("University").

WITNESSETH

THAT FOR and in consideration of **TEN DOLLARS ($10.00)** and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Talon and the University hereby agree and act as follows:

1. DEFINITIONS

As used in this Conveyance, unless the context otherwise requires, the following terms have the following meanings:

A. **"Area of Interest"** means the area described in Part 2 of Attachment A, attached hereto.

B. **"Minerals"** means gold, silver, platinum, copper, lead, zinc, tin, and all other elements, minerals, mineral substances, mineral products, mineral by-products, and mineral materials that were acquirable by location under the federal mining laws on January 3, 1959, and thus also are acquirable under the State of Alaska mining laws (AS 38.05.185 *et seq.*).

C. **"Net Smelter Returns"** means the Gross Value of Products, less all costs, charges and expenses paid or incurred by Talon with respect to such Products after such Products leave Talon's mine, mill, concentrator or other final processing facility for the Project including, without limitation:

1) all charges for treatment of Products in the smelting and refining processes (including handling, processing, and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions, and interest) provided that if such treatment is carried out in facilities owned or controlled, in whole or in part, by Talon or an Affiliate of Talon, then the foregoing charges will be equal to lesser of:

(a) the amount Talon would have incurred if such treatment were carried out at facilities not owned or controlled by Talon or an Affiliate of Talon then offering comparable services for comparable products on terms then prevailing in the area, and

(b) the actual amount of such charges charged by the facilities owned or controlled, in whole or in part, by Talon or an Affiliate of Talon,

2) the actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of Products from Talon's mine, mill, concentrator or other final processing facility for the Project to the place of refining, beneficiation or treatment and then to the place of sale, and

3) use, gross receipts, severance, export, and ad valorem taxes and any other tax or government royalty or levy payable by Talon and based directly upon and actually assessed against the value or quantity of Product sold or otherwise disposed or deemed disposed of, but excluding any and all taxes:

(a) based upon the net or gross income of Talon, or

(b) based upon the value of the Subject Property, the privilege of doing business and other similarly based taxes.

D. **"Gross Value"** means, for the following categories of Products produced by Talon:

1) if Talon causes refined gold (meeting the specifications for good delivery of the London Bullion Market Association) to be produced from the Subject Property, for purposes of determining the Royalty Interest the refined gold will be deemed to have been sold at the Weekly Average Gold Price for the week in which it was produced, and the Gross Value will be determined by multiplying Gold Production during the week in question by the Weekly Average Gold Price for such week. As used herein, "Gold Production" means, for any week, the quantity of refined gold outturned to Talon's pool account by an independent third-party refinery for gold produced from the Subject Property during such week on either a provisional or final settlement basis, and "Weekly Average Gold Price" means the average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the week in question by the number of days in such week for which such prices were reported

2) if Talon causes refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harman) to be produced from the Subject Property, for purposes of determining the Royalty Interest the refined silver will be deemed to have been sold at the Weekly Average Silver Price for the week in which it was produced, and the Gross Value will be determined by multiplying Silver Production during the week in question by the Weekly Average Silver Price. As used herein, "Silver Production" means, for any week, the quantity of refined silver outturned to Talon's pool account by an independent third-party refinery for silver produced from the Subject Property during the applicable week on either a provisional or final settlement basis, and "Weekly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harman, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

3) if Talon causes copper cathodes (meeting the specifications for Grade A Copper cathodes conforming to BS EN 1978:1998, Cathode Grade Designation Cu-CATH-1 subject to the London Metal Exchange Grade A Copper Price published by the London Metal Exchange) to be produced

from the Subject Property, for purposes of determining the Royalty Interest the cathodic copper will be deemed to have been sold at the Weekly Average Copper Price for the week in which it was produced, and the Gross Value will be determined by multiplying Copper Production during the week in question by the Weekly Average Copper Price. As used herein, "Copper Production" means, for any week, the quantity of cathodic copper produced and delivered for the account of Talon by an independent third-party refinery acceptable to the London Metals Exchange for copper produced from the Subject Property during the applicable week on either a provisional or final settlement basis, and "Weekly Average Copper Price" means the average Grade A Copper Price as published daily by the London Metal Exchange, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

4) if Talon causes zinc ingots (meeting the specifications for Special High Grade Zinc conforming to BS EN 1179:1996, Standard entitled "Zinc and Zinc Alloys – Primary Zinc" subject to the London Metal Exchange Special High Grade Zinc Price published by the London Metal Exchange) to be produced from the Subject Property, for purposes of determining the Royalty Interest the zinc ingots will be deemed to have been sold at the Weekly Average Zinc Price for the week in which it was produced, and the Gross Value will be determined by multiplying Zinc Production during the week in question by the Weekly Average Zinc Price. As used herein, "Zinc Production" means, for any week, the quantity of zinc ingots produced and delivered for the account of Talon by an independent third-party refinery acceptable to the London Metals Exchange for zinc produced from the Subject Property during the applicable week on either a provisional or final settlement basis, and "Weekly Average Zinc Price" means the average Special High Grade Zinc Price as published daily by the London Metal Exchange, calculated by dividing the sum of all such prices reported for the applicable week by the number of days in such week for which such prices were reported,

5) if Talon causes Products other than refined gold, refined silver, cathodic copper or zinc ingots meeting the foregoing specifications to be produced from the Subject Property, the Gross Value shall be equal to the Quantity Sold of the particular Product in question multiplied by the applicable Average Metal Price. As used herein, the term "Quantity Sold" means the volume or quantity of Product disposed of by Talon in a particular sale which settled in the relevant period, provided that if the Product is ore,

concentrate, leachate, precipitate, sponge, doré or any other material containing impurities, then the Quantity Sold will be the volume or quantity of the Mineral in question actually contained in the sold Product (which volume or quantity will be established by sound and generally accepted assaying or other analytical practices and procedures) multiplied by a recovery rate equal to the average recovery rate actually experienced by Talon during the preceding **SIX (6) MONTHS** with respect to such Product (or, if no such average can be calculated, a rate mutually agreed between the parties or, failing such agreement, settled by arbitration). "Average Metal Price" means:

(i) if the Product is gold, silver, copper or zinc, the Weekly Average Gold, Silver, Copper or Zinc Price, as applicable during the week in which the sale occurred, or

(ii) if the Product is other than gold, silver, copper or zinc, the average price, in U.S. dollars, for the metal or mineral in question during the week in which the sale occurred as quoted in "Metals Week", published by McGraw-Hill,

6) if any of the London Bullion Market Association P.M. Gold Fix, the Handy & Harman New York Silver Price, the London Metal Exchange Grade A Copper Price or the London Metal Exchange Special High Grade Zinc Price are, for any reason, not published for a week in question, the Weekly Average Gold, Silver, Copper or Zinc Price, as applicable, will be determined by reference to the prices for refined gold or silver bullion, Grade A copper or Special High Grade zinc, as applicable, published in "Metals Week", published by McGraw-Hill. If the necessary prices with respect to any Products are not quoted, or the publication of "Metals Week" ceases, or is suspended, then those prices quoted for the Product during the applicable period by such other publication or source as is generally recognized in the mining industry as reflecting the price at which that Product was being offered for sale and purchase during such period will be used and, if there is any disagreement with respect thereto, will be settled by arbitration, and

7) where outturn of refined gold, silver or other metal, or the production and delivery of cathodic copper or zinc ingots is made by an independent third party refinery on a provisional basis, the Gross Value will be based upon the amount of such provisional settlement, but will be adjusted in

subsequent statements to account for the amount of refined metal established by final settlement by such refinery;

E. **"Price of Gold"** means, for any calendar month, the average London Bullion Market Association P.M. Gold Fix for such month, calculated by dividing the sum of all such prices reported for the month in question by the number of days in such month for which such prices were reported.

F. **"Products"** means all Minerals, ores, metals, concentrates, leachates, precipitates, dore, bullion and other products containing Minerals which are produced from the Subject Property.

G. **"Project"** means the overall mineral tenure and land package that constitutes the exploration/development/mining project of which the Subject Property forms a part.

H. **"Royalty Interest"** means a royalty interest in and to the Subject Property equal to the following percentage of the Net Smelter Returns:

Price of Gold	**% of Net Smelter Returns**
Up to and including $450	0.50%
Greater than $450	1.00%

I. **"Subject Property"** means the property described in Part 1 of Attachment A to this Conveyance.

J. **"Week"** means a period commencing immediately following 24:00 hours on a Saturday and ending immediately prior to 24:00 hours on the next immediately succeeding Saturday.

2. CONVEYANCE

Talon hereby **CONVEYS** and **QUITCLAIMS** the Royalty Interest to the University and its successors and assigns.

3. MANNER OF PAYMENT

Payments on account of the Royalty Interest shall be paid by Talon to University on a calendar quarterly basis on or before the **THIRTIETH** (30th) **DAY** following the quarterly period during which each such payment is accrued to University's account. The obligation to make payments on account of the Royalty Interest shall accrue upon final

settlement and final payment by the smelter, refinery or other buyer to Talon for all Products sold, or upon the date of deemed sale for Products credited to Talon's account with any smelter or refinery or disposed of other than by sale. All payments on account of the Royalty Interest shall be by Talon's check or by wire transfer. All payments on account of the Royalty Interest shall be accompanied by a statement and settlement sheet showing the quantities and grades of Products mined and sold, the applicable Weekly Average Gold, Silver, Copper or Zinc Prices, Average Metal Price(s) (if applicable), costs, assays and analyses, and other pertinent information in sufficient detail to explain the calculation of the payment.

4. AUDITS; OBJECTIONS TO PAYMENTS

University, at its sole election and expense, shall have the right to procure, not more frequently than once annually following the close of each calendar year, an audit of Talon's accounts relating to payment of the Royalty Interest by any certified public accountant selected by University. All payments on account of the Royalty Interest made in any calendar year shall be considered final and in full satisfaction of all obligations of Talon with respect thereto, unless University gives written notice describing and setting forth a specific objection to the calculation thereof within **ONE (1) YEAR** following the close of that calendar year. Talon shall account for any agreed upon deficit or excess in the payment made to University by adjusting the next quarterly statement following completion of such audit to account for such deficit or excess.

5. HEDGING ACTIVITIES

University acknowledges that the purpose of the grant in Paragraph 2 is to pay to the University a Royalty Interest on the basis of value of the Products produced by Talon as established by the Weekly Average Gold, Silver, Copper or Zinc Price, or the Average Metal Price, as applicable, regardless of the price or proceeds actually received by Talon for or in connection with Products or the manner in which a sale or other disposal of Products to a third party is made by Talon. University further acknowledges that Talon shall have the right to market and sell or refrain from selling Products in any manner it may, in its sole discretion, elect, and that Talon shall have the right to engage in forward sales, futures trading or commodity options trading, and other price hedging, price protection, and speculative arrangements (collectively, "Trading Activities") which may, but not necessarily, involve the possible delivery of Products. University and Talon specifically acknowledge and agree that University shall not be entitled to participate in the proceeds or be obligated to share in any losses generated by Talon's actual marketing or sales practices or by its Trading Activities. Talon may sell Products to any purchaser it wishes.

6. COMMINGLING OF ORES

Talon shall have the right of mixing or commingling, either underground, at the surface, or at processing plants or other treatment facilities, any material containing Minerals mined or extracted from the Subject Property with any similar substances derived from other lands or properties, provided that the commingling is accomplished only after the material has been fairly and accurately weighed and sampled. Talon shall use commingling procedures acceptable in the mining and metallurgical industry which are accurate and cost-effective for the type of mining and processing activity being conducted. The records relating to commingled ores shall be available for inspection by University, at University's sole expense, at all reasonable times, and shall be retained by Talon for a period of **TWENTY-FOUR (24) MONTHS.**

7. SAMPLING, ASSAY, AND ANALYSIS

Any determination of weight, volume, moisture content, amenability, or pay metal or mineral content, and any sampling and analysis by Talon, shall be binding upon University if made in accordance with sound mining and metallurgical practices and standard sampling and analysis procedures prevailing in the mining and milling industry.

8. ORE PROCESSING

All determinations with respect to: **A)** whether ore will be beneficiated, processed or milled by Talon or sold in a raw state, **B)** the methods of beneficiating, processing or milling any such ore, **C)** the constituents to be recovered therefrom, and **D)** the purchasers to whom any Minerals may be sold, shall be made by Talon in its sole and absolute discretion.

9. WASTE ROCK, SPOIL AND TAILINGS

The ore, mine waters, leachates, pregnant liquors, pregnant slurries, and other products or compounds of Minerals derived from the Subject Property shall be the property of Talon subject to the obligation to pay the production royalty as provided for above. Talon shall not be liable for Mineral values lost in mining or processing if such mining or processing is consistent with sound mining and metallurgical engineering practices. The Royalty Interest shall be payable only on Minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and such waste and residue shall be the sole property of Talon. Talon shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and University shall have no claim or interest therein or in or to proceeds or

Mineral values recovered therefrom, provided that any actual reprocessing or sales of such materials shall be burdened by the obligation to pay the Royalty Interest.

10. OTHER PROVISIONS

University shall have, and the Royalty Interest is intended by the University and Talon to be, only an overriding royalty interest in the Subject Property and rights and incidents of ownership of a non-executive overriding royalty interest owner. University shall not have any possessory or working interest in the Subject Property nor any of the incidents of such interest. By way of example but not by way of limitation, University shall not have **A)** the right to participate in the execution of applications for authorizations, permits or licenses, mining leases, options, farm-outs or other conveyances, **B)** the right to share in bonus payments or rental payments received as the consideration for the execution of such leases, options, farm-outs, or other conveyances, or **C)** the right to enter upon the Subject Property and prospect for, mine, drill for, or remove Minerals or Products therefrom.

University hereby acknowledges that Talon does not now and shall never have any express or implied obligation to explore, develop, or mine the Subject Property.

University hereby acknowledges that Talon may use the Subject Property for any and all purposes that Talon deems necessary or desirable, including but not limited to the construction, use, and maintenance of tailings dams and ponds, waste dumps, or other facilities necessary or desirable to support mining operations on lands other than the Subject Property.

The grant made hereby is effective only with respect to the Subject Property. If the Subject Property comprises less than **ONE HUNDRED PERCENT (100%)** of the working interest in the lands subject thereto, then the payments on account of the Royalty Interest payable to the University hereunder shall be equal to the product of **a)** the payments on account of the Royalty Interest that would be payable hereunder if the Subject Property comprised **ONE HUNDRED PERCENT (100%)** of the working interest in the lands subject thereto times **b)** the percentage of said working interest included in the Subject Property.

GIVEN on the date first set forth above.

Grantor _____ **Grantee** _____

IN WITNESS WHEREOF, the parties hereto have executed this Conveyance as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

____
Mari. E. Montgomery, Director
Land Management

TALON GOLD ALASKA, INC.

____
Jeffrey A. Pontius, President

ACKNOWLEDGEMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this _____ day of _________, 2007, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERSITY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

____
Notary Public in and for Alaska
My commission expires ___________

STATE OF ______________)
) ss.
________ JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this_______ day of _______________, 2007, before me, the undersigned Notary Public, in and for the State of ________________, duly commissioned and sworn as such, personally appeared before me by **JEFFREY A. PONTIUS**, the President of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

____
Notary Public in and for ___________
My commission expires ___________

Attachment A
to Conveyance of Overriding Royalty
Part 1

SUBJECT PROPERTY

Insert Subject Property claim list and legal description

"ATTACHMENT A"
PART 2 - AREA OF INTEREST MAP


Legend
Land Designation
Type
UA Leased Land
Other UA Land
Area of Interest
Coffee
Dome
Fourth

UA LAND MANAGEMENT

Meridian	Township	Range
F	3 - 4 N	3 - 4 E

UNIVERSITY of ALASKA

N

1 Miles

Livengood A1, Circle A6 USGS

2007-004925-0
Recording Dist: 401 - Fairbanks
3/13/2007 11:52 AM Pages: 1 of 6

ALASKA

THIS COVER SHEET HAS BEEN ADDED TO THIS DOCUMENT TO PROVIDE SPACE FOR RECORDING DATA. THIS COVER SHEET APPEARS AS THE FIRST PAGE OF THE DOCUMENT IN THE OFFICIAL PUBLIC RECORD.

<u>DO NOT DETACH</u>

RECORD THIS INSTRUMENT IN THE FAIRBANKS RECORDING DISTRICT

INDEX THIS INSTRUMENT AS FOLLOWS:

Grantor: University of Alaska

Grantee: **TALON GOLD ALASKA, INC.**

Lands: See Attachment A attached hereto

RETURN THIS INSTRUMENT TO:
TALON GOLD ALASKA, INC.
8955 South Ridgeline Boulevard, Suite 1800
Highlands Ranch, Colorado
U.S.A. 80129

****

MEMORANDUM OF EXPLORATION AGREEMENT WITH OPTION TO LEASE

[Mining]

THIS MEMORANDUM OF EXPLORATION AGREEMENT WITH OPTION TO LEASE ("Memorandum of Agreement"), made and entered into effective as of January 1, 2007, by and between the **UNIVERSITY OF ALASKA**, a corporation organized and existing under the constitution and laws of the State of Alaska the address of which is 3890 University Lake Drive, Suite 103, Anchorage, Alaska 99508 ("University"), and **TALON GOLD ALASKA, INC.**, an Alaska corporation, the address of which is 8955 South Ridgeline Boulevard, Suite 1800, Highlands Ranch, Colorado U.S.A. 80129 ("Talon").

WITNESSETH

WHEREAS, University is the owner of certain lands situated in the Fairbanks Recording District, State of Alaska, more particularly described in Part 1 of Attachment A attached hereto ("Lands"); and

WHEREAS, University and Talon have entered into that certain Exploration Agreement With Option To Lease between University and Talon of even date herewith (the "Agreement"), pursuant to which University has granted to Talon, on terms set forth in the Agreement, both the right to conduct certain mineral exploration activities on the Lands and the option to lease the Lands from University; and

WHEREAS, University and Talon desire to execute, acknowledge, and record this Memorandum of Agreement in order to impart constructive notice of the Agreement and the grants made thereby,

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth in the Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the University and Talon hereby agree as follows:

1. INCORPORATION OF AGREEMENT; DEFINITIONS

This Memorandum of Agreement is made and entered into by the parties pursuant to and in accordance with the Agreement. The provisions of the Agreement are hereby incorporated into this Memorandum of Agreement and made a part hereof to the same extent as if said provisions were fully set forth herein. The grants made by the Agreement and the grants made by this Memorandum of Agreement constitute the same grants. This Memorandum of Agreement is intended to summarize some of the provisions of the Agreement but in no way changes, modifies, or otherwise affects any provision of the Agreement.

2. GRANTS

A. **Grant of Exploration Rights**. Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in the Agreement, University hereby grants to Talon, its successors and assigns, the following rights, to have and to hold for the term set forth in Paragraph 3 below:

(1) the nonexclusive right to use the surface of the Lands in furtherance of activities undertaken pursuant to the Agreement;

(2) the sole and exclusive right to explore for "Minerals" (as defined in the Agreement) on, in, or under the Lands by conducting geological, geochemical, and geophysical activities on the surface of the Lands and by taking, removing, and analyzing rock, soil, vegetation, and water samples (*excluding "bulk samples"* but including samples obtained from exploration trenches excavated on the surface of the Lands or obtained by conducting reverse circulation drilling or core drilling from locations on the surface of the Lands or adjoining lands), *but not by excavating shafts, declines, or adits into the Lands or by conducting drilling from underground locations beneath the surface of the Lands or any adjoining lands*;

(3) the right to satisfy Closure Obligations on the Lands in conformance with the provisions of the Agreement and all applicable laws, rules, permits, approved plans of operations, approved reclamation plans, or orders of any Governmental Agencies.

B. **Grant of Option To Lease.** Subject to the reservations, exceptions, exclusions, limitations, conditions, and other provisions contained in the Agreement, University hereby grants to Talon, its successors and assigns, the sole, exclusive, and irrevocable option, exercisable as provided in the Agreement at any time while the Agreement is in effect, to lease the Lands on the terms set forth in the form of the mining lease attached to the Agreement.

3. **TERM**

The term of the Agreement commenced on January 1, 2007, and may continue, unless sooner terminated in accordance with the provisions of the Agreement, until 11:59 p.m. on December 31, 2011.

4. **RECORDING AUTHORITY**

This Memorandum of Agreement is entitled to be recorded under AS 40.17.110 and AS 40.17.120 (2004).

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Agreement as of the date first hereinabove set forth.

UNIVERSITY OF ALASKA

Mari E. Montgomery
Mari E. Montgomery, Director
Land Management

TALON GOLD ALASKA, INC.

Jeffrey A. Pontius, President

4 of 6
2007-004926-0

ACKNOWLEDGEMENTS

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

THIS IS TO CERTIFY that on this 7th day of March, 2007, before me, the undersigned Notary Public, in and for the State of Alaska, duly commissioned and sworn as such, personally appeared to me **MARI E. MONTGOMERY**, the Director of Land Management, **UNIVERSITY OF ALASKA**, a corporation created under the Constitution and laws of the State of Alaska, and who acknowledged to me that she executed the within and foregoing document on behalf of said corporation by authority of its Board of Regents, as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

WITNESS my hand and official seal the day and year herein and above written.

Nelda Carlson
Notary Public in and for Alaska
My commission expires 11.22.08

OFFICIAL SEAL
STATE OF ALASKA
NELDA CARLSON
NOTARY PUBLIC

STATE OF Colorado)
County of Douglas) ss.
~~JUDICIAL DISTRICT~~)

THIS IS TO CERTIFY that on this 22nd day of February, 2007, before me, the undersigned Notary Public, in and for the State of ~~Alaska~~ Colorado, duly commissioned and sworn as such, personally appeared before me by **JEFFREY A. PONTIUS**, the President of **TALON GOLD ALASKA, INC.**, a corporation validly subsisting under the laws of the State of Alaska, and who acknowledged to me that he executed the within and foregoing document on behalf of said corporation by authority of its Board of Directors as the voluntary act and deed of said corporation, for the uses and purposes stated therein.

GIVEN UNDER MY HAND and official seal the day and year last above written.

Mona Dardanis
Notary Public in and for Colorado
My commission expires 1-23-08

MONA DARDANIS
NOTARY PUBLIC
STATE OF COLORADO

ATTACHMENT A

TO MEMORANDUM OF EXPLORATION AGREEMENT AND OPTION TO LEASE

Part 1 - Lands

Township 3 North, Range 3 East, Fairbanks Meridian, Alaska

Section 1:	All
Section 2:	All
Section 11:	All
Section 12:	N2

Township 4 North, Range 3 East, Fairbanks Meridian, Alaska

Section 35:	S2
Section 36:	S2

Township 3 North, Range 4 East, Fairbanks Meridian, Alaska

Section 6:	E2

SUBJECT TO, all reservations, easements, restrictions, covenants, encumbrances and exceptions of record, and reservations in the Federal Patent or other conveyance by which the Grantor acquired title.